Rule 424(b)(5)
                                                           File #333-11095


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





                 SUBJECT TO COMPLETION, DATED NOVEMBER 15, 1996
  PROSPECTUS SUPPLEMENT
  (TO PROSPECTUS DATED NOVEMBER 13, 1996)
                                  CWABS, INC.
                                   Depositor
                                 $ 299,835,000
                    ASSET-BACKED CERTIFICATES, SERIES 1996-1
       DISTRIBUTIONS PAYABLE ON THE 25TH DAY OF EACH MONTH, COMMENCING IN
                                 DECEMBER 1996

                            ------------------------
                          COUNTRYWIDE HOME LOANS, INC.
                                     (LOGO)
                           Seller and Master Servicer
                          ----------------------------
       The Asset-Backed  Certificates,  Series 1996-1,  will  consist of  the
  Class A-1 Certificates (the "Class A-1 Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates"), the Class A-3 Certificates (the "Class A-3 Certificates") and the Class R Certificates (the "Residual Certificates"). Only the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (together, the "Offered Certificates") are offered hereby. See "Index of Defined Terms" on page S-72 of this Prospectus Supplement and on page 95 of the Prospectus for the location of the definitions of certain capitalized terms.
                                               (cover continued on next page)
                           --------------------------
       PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-13 HEREIN AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS.
                           --------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EX-CHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
            STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------
       The Offered Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Insured Payments (as defined herein) on each Distribution Date pursuant to the terms of two irrevocable financial guaranty insurance policies (collectively, the "Certificate Insurance Policy") to be issued by

                                  (MBIA LOGO)

                                               (cover continued on next page)

                     Initial Class                                                        Proceeds to
                      Certificate                           Price to      Underwriting   Depositor(1)(
                   Principal Balance  Pass-Through Rate    Public(1)        Discount          2)
  Class A-1      $204,424,000                (3)                  %               %             %
  Class A-2      $ 72,500,000                   %                 %               %             %
  Class A-3      $ 22,911,000                   %(4)              %               %             %

  Total          $299,835,000                N/A                N/A             N/A           N/A


  (1) Plus accrued interest, if any, at the respective Pass-Through Rates from November 1, 1996 (or in the case of the Class A-1 Certificates from November __, 1996).
  (2) Before deduction of expenses payable by the Depositor estimated to be $_____________.
  (3) The Class A-1 Certificates will bear interest during each Accrual Period at a per annum rate equal to the least of (i) the sum of (a) One-Month LIBOR (as defined herein) and (b) the applicable Class A-1 Pass-Through Margin (as defined herein), (ii) the Class A-1 Available Funds Cap (as defined herein) and (iii) the Class A-1 Fixed Rate Cap (as defined herein).
  (4) The Pass-Through Rate on the Class A-3 Certificates will increase to ___% following the Optional Termination Date (as defined herein).

       The Offered Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part.
  It is expected that delivery of the Offered Certificates will be made in book-entry form only though the facilities of The Depository Trust
  Company, CEDEL Bank, societe anonyme and the Euroclear System on or about November __, 1996 (the "Closing Date"). The Offered Certificates will be offered in Europe and the United States of America.
  (PRUDENTIAL SECURITIES LOGO)                  (COUNTRYWIDE SECURITIES LOGO)

  November __, 1996

(cover page continued)

     The Offered Certificates and the Residual Certificates (collectively, the "Certificates") will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996, among the Depositor, Countrywide Home Loans, Inc., as master servicer and seller (referred to herein as "Countrywide", the "Master Servicer" or the "Seller," as applicable), and The Bank of New York, as trustee (the "Trustee"). The Trust Fund will consist of a pool (the "Mortgage Pool") of conventional, sub-prime and prime mortgage loans (the "Mortgage Loans") secured by first or second liens on one- to four-family residential properties and certain other assets described herein. The Mortgage Pool will be divided into two separate groups of Mortgage Loans (each, a "Loan Group"). Loan Group 1 will consist of adjustable-rate Mortgage Loans (the "Group 1 Mortgage Loans") secured by first liens on one- to four-family residential properties. Substantially all of the Group 1 Mortgage Loans will be subject to semi-annual mortgage rate adjustments based upon changes in the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market (the "Mortgage Index"), as described herein. Loan Group 2 will consist of fixed rate Mortgage Loans (the "Group 2 Mortgage Loans") secured by first or second liens on one- to four-family residential properties. See "The Mortgage Pool" herein.

     THE YIELD TO INVESTORS ON THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF, AND LOSSES ON, THE MORTGAGE LOANS IN THE RELATED LOAN GROUP AND, IN CERTAIN CIRCUMSTANCES, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF, AND LOSSES ON, THE MORTGAGES LOANS IN THE OTHER LOAN GROUP. THE YIELD TO INVESTORS ON THE CLASS A-1 CERTIFICATES WILL ALSO BE SENSITIVE TO THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ("ONE-MONTH LIBOR"), THE LEVEL OF THE MORTGAGE INDEX AND THE ADDITIONAL LIMITATIONS ON THE PASS-THROUGH RATE FOR THE CLASS A-1 CERTIFICATES, AS DESCRIBED HEREIN. ALTHOUGH ALL OF THE MORTGAGE LOANS IN LOAN GROUP 1 BEAR INTEREST AT ADJUSTABLE RATES
(ARMS), THE INTEREST RATES ON THE MAJORITY OF THE ARMS IN LOAN GROUP 1 WILL NOT ADJUST FOR TWO YEARS FOLLOWING ORIGINATION. IN ADDITION, THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. CERTIFICATEHOLDERS SHOULD CONSIDER, IN THE CASE OF ANY OFFERED CERTIFICATE PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATE PURCHASED AT
A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. BECAUSE CERTAIN OF THE MORTGAGE LOANS CONTAIN PREPAYMENT PENALTIES, THE RATE OF PRINCIPAL PAYMENTS MAY BE LESS THAN THE RATE OF PRINCIPAL PAYMENTS FOR MORTGAGE LOANS WHICH DO NOT CONTAIN PREPAYMENT PENALTIES. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF LOSSES THEREON, THE LEVEL OF ONE-MONTH LIBOR OR THE MORTGAGE INDEX OR THE RESULTING YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES.

     The Trust Fund is subject to optional termination under the limited circumstances described herein. Any such optional termination will result in an early retirement of the Certificates. Distributions to Certificateholders will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the first Business Day thereafter (each, a "Distribution Date"), commencing in December 1996.

     Except for certain representations and warranties relating to the Mortgage Loans, Countrywide's obligations with respect to the Certificates are limited to its contractual servicing obligations. The Offered
Certificates evidence interests in the Trust Fund only and are payable solely from amounts received with respect thereto and from amounts payable pursuant to the Certificate Insurance Policy.

                       ------------------------------

     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON EXCEPT AS DESCRIBED HEREIN. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

                       ------------------------------

An election will be made to treat the Trust Fund as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes.

     The Offered Certificates will be entitled to the benefit of two irrevocable financial guaranty insurance policies (collectively, the "Certificate Insurance Policy") to be issued by MBIA Insurance Corporation (the "Certificate Insurer") pursuant to which the Certificate Insurer will unconditionally and irrevocably guarantee the payment of the Insured Payments (as defined herein) on the Offered Certificates. See "Description of the Certificates--The Financial Guaranty Insurance Policy" herein.

     Prudential Securities Incorporated and Countrywide Securities Corporation (each, an "Underwriter") intend to make a secondary market in the Offered Certificates but have no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

                       ------------------------------

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated November 13, 1996 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "Incorporation of Certain Documents by Reference" in the Prospectus, the consolidated financial statements of the Certificate Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Certificate Insurer and its and its subsidiaries for the nine-months ended September 30, 1996 and for the periods ending September 30, 1996 and September 30, 1995, included in the Quarterly Report on Form 10-Q of MBIA, Inc. for the period ending September 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the documents of MBIA Inc. referred to above and filed pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statements of which this Prospectus Supplement and the accompanying Prospectus is a part shall be deemed to be a new registration statement relating to the Offered Certificates offered hereby, and the offering of such Offered Certificates at that time shall be deemed to be the initial bona fide offering thereof.

     THE TRUSTEE ON BEHALF OF THE TRUST FUND WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE AND IN THE PROSPECTUS UNDER "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THE PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE PROSPECTUS INCORPORATES). SUCH REQUESTS SHOULD BE DIRECTED TO THE CORPORATE TRUST OFFICE OF THE TRUSTEE AT 101 BARCLAY STREET, 12E, NEW YORK, NEW YORK 10286, TELEPHONE:_________, FACSIMILE NUMBER:_____________, ATTENTION: CORPORATE TRUST WINDOW.

                               SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on page S-72 of this Prospectus Supplement and on page 95 of the Prospectus for the location of the definitions of certain capitalized terms.

Title of Certificates		Asset-Backed Certificates, Series 1996-1
				(the "Certificates"), consisting of (i) the Class A-1 Certificates (the "Class A-1
			        Certificates"), (ii) the Class A-2 Certificates
				(the "Class A-2 Certificates"), (iii) the Class
				A-3 Certificates (the "Class A-3 Certificates") and (iv) the Class R Certificates (the
				"Residual Certificates"). Only the Class A-1
				Certificates, the Class A-2 Certificates and the Class A-3 Certificates (together, the
				"Offered  Certificates") are offered hereby.

Designations

  Loan Group 1                  All Mortgage Loans in Loan Group 1.

  Loan Group 2                  All Mortgage Loans in Loan Group 2.

  Loan Group                    Loan Group 1 or Loan Group 2, as the case
				may be.

  Group 1 Certificates          The Class A-1 Certificates.

  Group 2 Certificates          The Class A-2 and A-3 Certificates.

  Certificate Group             "Certificate Group 1" (consisting of the
				Group 1 Certificates) or "Certificate Group
				2" (consisting of the Group 2 Certificates), as the case may be.

  Variable Rate Certificates    Class A-1 Certificates.

  Fixed Rate Certificates
  Certificates.                 Class A-2 Certificates and Class A-3

The Depositor                   CWABS, Inc. (the "Depositor"), a Delaware
				corporation that is a limited purpose finance subsidiary of Countrywide Credit
				Industries, Inc. and an affiliate of the Seller and Master Servicer. See "The Depositor" in the
				Prospectus.

Seller and Master Servicer      Countrywide Home Loans, Inc. ("Countrywide" or
				the "Seller" and, in its capacity as master servicer of the Mortgage Loans, the "Master
				Servicer"). See "Servicing of Mortgage Loans
				--The Master Servicer" herein. The Mortgage
				Loans were originated or acquired by the Seller in the normal course of its business.

Trustee The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee on behalf of the Certificateholders and the Certificate Insurer (the "Trustee").

Certificate Insurer             MBIA Insurance Corporation (the "Certificate
				Insurer"). See "Description of the Certificates
				-- The Financial Guaranty Insurance Policy" herein.

Cut-off Date                    November 1, 1996.

Closing Date                    On or about November __, 1996.

Description of Certificates

A. General                     	The Certificates will be issued pursuant
				to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing
				Agreement"), among the Depositor, the Master
				Servicer, the Seller and the Trustee.

                                The Offered Certificates and the Residual
				Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund"), which will consist of a pool (the "Mortgage Pool") of conventional mortgage loans secured by first liens and non-conforming mortgage loans secured by second liens (together, the "Mortgage Loans") on one- to four-family residential properties (the
				"Mortgaged Properties") and certain other assets described herein. The Mortgage
				Pool will be divided into two separate groups of Mortgage Loans (each, a "Loan Group"). Loan Group 1 will consist of sub-prime adjustable-rate Mortgage Loans (the "Group 1 Mortgage
				Loans") secured by first liens on one- to four- family residential properties. Substantially all of the Group 1 Mortgage
				Loans will be subject to semi-annual mortgage rate adjustments based upon changes in the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market (the "Mortgage Index"), as described herein. Loan Group 2 will consist of fixed-rate sub-prime grade first Mortgage Loans and prime second Mortgage Loans (the
				"Group 2 Mortgage Loans") secured by one- to four-family residential properties. The aggregate unpaid principal balance of the Group 1 Mortgage Loans as of the Cut-off Date is referred to herein as the "Group 1 Cut-off Date Principal Balance" and the aggregate unpaid principal balance of the Group 2 Mortgage Loans as of the Cut-off Date is referred to herein as the "Group 2 Cut-off Date Principal Balance".
				See "The Mortgage Pool" herein.

B. Form of Certificates         The Offered Certificates will initially
				be issued in book-entry  form. Persons
				acquiring  beneficial ownership interests in
				the  Offered Certificates  ("Certificate
				Owners") may  elect to hold their Offered
				Certificate interests through The Depository
				Trust Company ("DTC"), in the United States,
				or Cedel Bank, soci t  anonyme ("CEDEL") or
				the Euroclear System ("Euroclear"), in Europe.
				Transfers within DTC, CEDEL or Euroclear, as
				the case may be, will be in accordance with
				the usual rules and operating procedures of the
				relevant system.   So long  as the  Offered
				Certificates are Book-Entry Certificates
				(as defined herein), each class of such
				Certificates will be evidenced by one or
				more Certificates registered in  the name of
				Cede & Co.  ("Cede"), as  the nominee of
				DTC or one  of the relevant depositaries
				(collectively, the "European Depositaries").
				Cross-market transfers between persons holding
				directly or indirectly through DTC, on the one
				hand, and counterparties holding directly or
				indirectly through CEDEL or Euroclear, on the
				other, will be effected in DTC through Citibank
				N.A. ("Citibank")  or  The  Chase  Manhattan
				Bank  ("Chase"),  the  relevant depositaries of
				CEDEL or Euroclear, respectively, and each a
				participating member of  DTC.   The  interests
				of  the Offered  Certificateholders will  be
				represented by book entries on the records of
				DTC and participating members thereof.
				No Certificate  Owner will  be  entitled to
				receive a  definitive certificate
				representing such  person's interest,
				except in the  event that Definitive
				Certificates (as  defined herein)  are issued
				under the  limited circumstances described
				under "Description of the Certificates--Book
				-Entry Certificates" herein.  All references
				in this Prospectus Supplement to any Offered
				Certificates reflect the rights of Certificate
				Owners only as such rights may be exercised
				through DTC and its participating organizations
				for so long  as such Offered Certificates  are
				held by DTC.   See "Risk Factors-- Book-Entry
				Certificates",   "Description  of   the
				Certificates--Book-Entry
				Certificates" herein and "Annex I" hereto.

C. Distributions                Distributions on the Offered Certificates
                                will be made on the 25th day of each month or, if such day is not a Business Day, on the first
                                Business Day thereafter, commencing in December
                                1996 (each, a "Distribution Date").
				Distributions on each Distribution Date will be made to Certificateholders of record as of the close of business on the last day of the month preceding the month of such Distribution
				Date (each, a "Record Date"), except that the final distribution on the Offered Certificates will be made only upon presentation and surrender of the Offered Certificates at the office or agency of the Trustee in New York, New York. Distributions on the Offered
				Certificates of a Certificate Group on each Distribution Date will be based on the Available Funds for the related Loan Group and will be made in accordance with the priorities described below. The rights of the Residual
				Certificateholders to receive distributions with respect to the Mortgage Loans are subordinate to the rights of the Offered
				Certificateholders, to the extent described herein.

     1. Interest                On each Distribution Date, to the extent funds
				(including Insured Payments) are available therefor, interest will be paid on each Class of Offered Certificates in an amount (the
				"Interest Distribution Amount") equal to the sum of (i) interest accrued during the related
				Accrual Period (as defined herein) at the applicable Pass-Through Rate (as defined herein) on the related Class Certificate
				Principal Balance (as defined herein), subject to reduction in the event of Prepayment
				Interest Shortfalls (as defined herein) in the related Loan Group, to the extent not covered by one-half of the related Loan Group's share of the Servicing Fee as described herein, and Relief Act Shortfalls (as defined herein) in the related Loan Group and (ii) that portion of the related Carry-Forward Amount (as defined herein) relating to certain shortfalls in interest. See "Description of the Certificates--Allocation of Available Funds" herein.

                                With respect to each Distribution Date, the "Accrual Period" for the Group 1 Certificates will be the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) to and including the day prior to such next Distribution Date and the Accrual Period for the Group 2 Certificates will be the calendar month preceding the month of such Distribution Date.

                                Interest on the Group 1 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. Interest on the Group 2 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     2. Principal               On each Distribution Date, to the extent funds
				(including Insured Payments) are available
				therefor after distributions of interest with
				respect to a Certificate Group, Holders of the
				related Offered Certificates will be entitled
				to receive, as payment of principal, the
				difference between (a) the sum (without
				duplication) of (i) all scheduled installments
				of  principal on the
                           Mortgage Loans in the related Loan Group due during the related Due Period and received by the
                           Master   Servicer  on   or   before  the   related
                           Determination    Date,    and   all    unscheduled
                           collections of principal on, and recoveries of principal and certain other amounts with respect to, such Mortgage Loans, as described in more
                           detail  herein,  during  the   related  Prepayment
                           Period (excluding certain amounts received in respect of scheduled principal on such Mortgage Loans due after the related Due Date), together with all Advances (as defined herein) in respect of principal on such Mortgage Loans made by the Master Servicer, (ii) any Subordination Deficit (as defined herein) for such Certificate Group and Distribution Date, (iii) that portion of any Carry-Forward Amount that relates to a shortfall in a distribution of a Subordination Deficit for
                           such  Certificate  Group,   and  (iv)  an   amount
                           necessary to increase the Subordinated Amount (as defined herein) for such Certificate Group to the Required Subordinated Amount (as defined herein)
                           for   such   Certificate   Group,   and   (b)  the
                           Subordination   Reduction   Amount   (as   defined
                           herein) for  such Certificate  Group, if any,  for
                           such  Distribution  Date  (such   difference,  the
                           "Group   Principal Distribution  Amount" for  such
                           Certificate  Group).   See  "Description  of   the
                           Certificates--Allocation   of   Available   Funds"
                           herein.

  Pass-Through Rate        The   Pass-Through   Rate   for   the   Class  A-1
                           Certificates  and a  particular Distribution  Date
                           will be equal to the  least of (i) the sum  of (a)
                           One-Month LIBOR  and (b) the  applicable Class A-1
                           Pass-Through Margin, (ii) the  Class A-1 Available
                           Funds Cap and (iii)  _____% per annum (the  "Class
                           A-1  Fixed Rate Cap"). The "Class A-1 Pass-Through
                           Margin"  will equal  ____% (__  basis points)  per
                           annum  until the  first  Accrual Period  after the
                           Optional  Termination Date (as defined herein), at
                           which time the Class A-1  Pass-Through Margin will
                           equal  ____% (__  basis points)  per annum.  As to
                           any  Distribution Date,  the "Class A-1  Available
                           Funds  Cap"  is  a  per  annum  rate  equal  to  a
                           fraction,   expressed   as   a   percentage,   the
                           numerator of  which equals the  excess of  (i) the
                           sum of  (a) the aggregate  amount of  interest due
                           on the Group 1  Mortgage Loans on the related  Due
                           Date (to  the extent received or advanced) and (b)
                           the Subordination  Reduction Amount,  if any,  for
                           Certificate  Group  1 and  such  Distribution Date
                           over (ii) the  sum of (a) Loan Group 1's  share of
                           the   Servicing  Fee   (as   defined  herein)   as
                           described herein under "Servicing of  the Mortgage
                           Loans--Servicing   Compensation  and   Payment  of
                           Expenses,"  (b)  Loan  Group  1's  share   of  the
                           Premium Amount payable to the  Certificate Insurer
                           and  (c)   the  Group   1  Available   Funds  Rate
                           Adjustment  for such  Distribution  Date, and  the
                           denominator  of which  is equal  to (1)  the Class
                           Certificate  Principal  Balance of  the  Class A-1
                           Certificates    for    such   Distribution    Date
                           multiplied  by  (2)  the  actual  number  of  days
                           elapsed in the related  Accrual Period divided  by
                           360.   The   "Group   1   Available   Funds   Rate
                           Adjustment"  for any  Distribution Date  (a) prior
                           to  the thirteenth  Distribution  Date will  equal
                           zero   and  (b)   beginning   on  the   thirteenth
                           Distribution Date  will be equal to the product of
                           (x)  one-twelfth  of 0.50%  (50 basis  points) and
                           (y) the  Stated Principal Balance  of the  Group 1
                           Mortgage Loans  on  such date.  The initial  Pass-
                           Through Rate  for the  Class A-1 Certificates  and
                           Class A-2  Certificates and the  Distribution Date
                           in  December 1996  will not  be established  until
                           November  ___, 1996, the  date on  which One-Month
                           LIBOR   for  such   Distribution   Date  will   be
                           determined. See "Description of  the Certificates-
                           -Calculation of One-Month LIBOR" herein for an explanation of how One-Month LIBOR is determined.
                           The One-Month LIBOR value on November __, 1996 was approximately _____% per annum.

            If on any Distribution Date, the Pass-Through Rate for the Class A-1 Certificates is based on the Class A-1 Available Funds Cap, holders of the Class A-1 Certificates will be entitled to receive the Class A-1 Basis Risk Carryover Amount (as defined herein) to the extent of funds available therefor as described herein. The Certificate Insurance Policy will not cover the
            payment  of,  and  the   ratings  assigned   to  the  Class   A-1
            Certificates do not address the likelihood of the payment of, any Class A-1 Basis Risk Carryover Amount.

            The portion of the Servicing Fee allocable to a Loan Group for any Distribution Date will be equal to the Servicing Fee Rate (as defined herein) times one-twelfth the Stated Principal Balance of the Mortgage Loans in such Loan Group as of the immediately preceding Due Date. The portion of the Premium Amount allocable to a Loan Group for any Distribution Date will be equal to the Premium Percentage (as set forth in the Insurance Agreement) times one-twelfth the aggregate Class Certificate Principal Balance of the Certificates in the related Certificate Group on such Distribution Date before giving effect to distributions to be made thereon on such date.

            The Pass-Through Rate for each Class of Group 2 Certificates for any Distribution Date will be as set forth on the cover page hereof.

  Credit Enhancement       The credit  enhancement provided  for the  benefit
                           of the Offered Certificateholders  consists solely
                           of  (a)   any  overcollateralization  and   cross-
                           collateralization which utilize the internal cash flows of the Trust Fund and (b) the Certificate
                           Insurance Policy (as defined below), in each case as described below.

            Overcollateralization. The allocation provisions of the Trust Fund result in a limited acceleration of principal of a Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group. The acceleration of principal achieved by the application of certain excess interest amounts to reduce the Class Certificate Principal Balance of the Certificates in such Certificate Group results in overcollateralization to the extent the Stated Principal Balance (as defined herein) of the Mortgage Loans in the related Loan Group exceeds the Class Certificate Principal Balance of such Certificates. Once the required level of overcollateralization for a Certificate Group is reached, and subject to the provisions described in the next paragraph, further application of the acceleration feature to such Certificate Group will cease, unless necessary to maintain the required level of overcollateralization.

            The Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required level of overcollateralization for a Certificate Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Certificates to increase the actual level of overcollateralization for such Certificate Group to its required level; a decrease would result in a temporary period of decelerated amortization of the related Certificates to reduce the actual level of overcollateralization for such Certificate Group to its required level. As a result of the "sequential pay" feature of the Group 2 Certificates, any such accelerated principal distributions will be paid to the Class of Group 2 Certificates then entitled to receive distributions of principal. See "Description of the Certificates--Overcollateralization Provisions" herein.

            Crosscollateralization. The Pooling and Servicing Agreement provides for crosscollateralization through the application of certain excess amounts generated by one Loan Group to fund shortfalls in Available Funds and the required level of overcollateralization in the other Loan Group. See "Description of the Certificates--Crosscollateralization" and "Yield, Prepayment and Maturity Considerations--Overcollateralization Provisions" herein.

            The    Financial   Guaranty   Insurance   Policy.   The   Offered
            Certificates will have the benefit of two financial guaranty insurance policies (collectively, the "Certificate Insurance Policy") to be issued by the Certificate Insurer. Under the Certificate Insurance Policy, the Certificate Insurer will, subject to the terms of the Certificate Insurance Policy, pay the Trustee, for the benefit of the Holders of the Offered Certificates, as further described herein, an amount that will insure the payment of the sum of (i) on each Distribution Date, the Interest Distribution Amount, (ii) on each Distribution Date, any Subordination Deficit (as defined herein) and (iii) any Preference Amounts (as defined below under "Description of the Certificates--The Financial Guaranty Insurance Policy" herein)(such sum, the "Insured Distribution Amount"). No payments in respect of principal will be made under the Certificate Insurance Policy unless a Subordination Deficit occurs. The effect of the Certificate Insurance Policy is to guaranty the timely payment of interest on, and ultimate payment of the principal amount of, the Offered Certificates. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment." See "Description of the Certificates--The Financial Guaranty Insurance Policy" herein.

  Mortgage Rate       As   described  herein   under  "The   Mortgage  Pool--
                      General," (i) the Mortgage Rate for substantially all of the Group 1 Mortgage Loans will be subject to adjustment semi-annually to equal the sum, rounded to the nearest 0.125%, of the applicable Mortgage Index value and the Gross Margin for such Mortgage Loan, subject to the effects of any applicable Periodic Rate
                      Cap, Maximum  Mortgage Rate  and Minimum  Mortgage Rate
                      (each as  defined herein) and (ii)  all of the  Group 2
                      Mortgage Loans will bear interest at fixed rates.

  Mortgage Index      The Mortgage  Index value applicable to any semi-annual
                      Adjustment Date  (as defined herein)  for substantially
                      all of the  Group 1 Mortgage Loans will be  the average
                      of the  London  interbank offered  rates for  six-month
                      U.S.  dollar  deposits in  the  London  market, as  set
                      forth in The  Wall Street Journal, or, if  the Mortgage
                      Index  ceases  to  be  published  in  The  Wall  Street
                      Journal or  becomes unavailable  for  any reason,  then
                      the Mortgage  Index shall be  a new  index selected  by
                      the Trustee,  as holder of  the related  Mortgage Note,
                      with the consent of  the Certificate Insurer, based  on
                      comparable information,  in each case as  most recently
                      announced  as  of   a  date  45  days   prior  to  such
                      Adjustment Date. The Mortgage Index  value published on
                      November __, 1996 was _____%.

  Servicing      Countrywide  will  serve  as  the  Master  Servicer  of  the
                 Mortgage Loans  under the  Pooling and  Servicing Agreement.
                 The Master  Servicer will be  responsible for  the servicing of  the  Mortgage  Loans  and  will  receive  from  interest collected  on the Mortgage Loans  a monthly servicing fee on each  Mortgage Loan  equal to  the Stated  Principal Balance thereof multiplied  by one-twelfth of the Servicing Fee Rate
                 (such product,  the  "Servicing  Fee").  See  "Servicing  of
                 Mortgage  Loans--Servicing   Compensation  and  Payment   of
                 Expenses" herein.

            The Master Servicer is obligated to make cash advances ("Advances") with respect to delinquent payments of principal of and interest on any Mortgage Loan to the extent described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Servicing of Mortgage Loans--Advances" herein.

  Optional Termination          On  any Distribution Date  on which  the Pool
                                Stated Principal Balance (as  defined herein)
                                is less than  or equal to 10% of  the Cut-off
                                Date  Pool  Principal  Balance   (as  defined
                                herein)  (the  "Optional Termination  Date"),
                                the  Master   Servicer  or  the   Certificate
                                Insurer  will have  the option  (but not  the
                                obligation)  to   purchase,  in  whole,   the
                                Mortgage  Loans  and  the  REO  Property  (as
                                defined  herein), if  any,  remaining in  the
                                Trust  Fund  and  thereby  effect  the  early
                                retirement   of   all  Certificates.      See
                                "Description  of  the  Certificates--Optional
                                Termination" herein.

  Federal Income Tax
      Considerations       An election will be  made to treat the Trust  Fund
                           as  a "real  estate  mortgage investment  conduit"
                           (the  "REMIC") for  federal  income tax  purposes.
                           The Offered Certificates will  constitute "regular
                           interests"   in  the   REMIC   and  the   Residual
                           Certificates  will constitute  the  sole class  of
                           "residual  interests"  in the  REMIC.  The Offered
                           Certificates  may be  issued  with original  issue
                           discount  for  federal income  tax  purposes.  For
                           purposes  of determining  the amount  and rate  of
                           accrual  of  original  issue  discount  and market
                           discount,  the Depositor  intends  to assume  that
                           there  will  be   Principal  Prepayments  on   the
                           Mortgage  Loans at  a rate  equal to  100% of  the
                           Prepayment   Model   (as   defined   herein).   No
                           representation is made as to whether the  Mortgage
                           Loans will prepay  at that rate or any other rate.
                           See "Federal Income Tax Consequences" herein and in the Prospectus.

  ERISA Considerations          The acquisition of an  Offered Certificate by
                                an  employee  benefit  plan  subject  to  the
                                Employee  Retirement Income  Security Act  of
                                1974,  as amended  ("ERISA"),  or a  plan  or
                                arrangement  subject to  Section 4975  of the
                                Code   (each  of  the  foregoing,  a  "Plan")
                                could,  in   some  instances,  result   in  a
                                "prohibited  transaction" or  other violation
                                of  the  fiduciary responsibility  provisions
                                of  ERISA  and  Code  Section  4975.  Certain
                                exemptions  from  the prohibited  transaction
                                rules  could be applicable to the acquisition
                                of  such   Certificates.    Subject   to  the
                                considerations   and   conditions   described
                                under "ERISA Considerations" herein, it is expected that the Offered Certificates may be purchased by a Plan.

            Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

  Legal Investment         The  Offered  Certificates  will   not  constitute
                           "mortgage related securities" for  purposes of the
                           Secondary Mortgage Market Enhancement Act  of 1984
                           ("SMMEA").   Accordingly,  many institutions  with
                           legal  authority  to invest  in  comparably  rated
                           securities  may  not  be  legally   authorized  to
                           invest in the Offered Certificates. Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions.
                           See "Legal Investment" in the Prospectus.

  Ratings It is a condition of the issuance of the Offered Certificates that they be rated AAA by Standard & Poor's Ratings Service, Inc., a division of the McGraw-Hill Companies ("S&P"), and Aaa by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating
                 Agencies"). The security ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies. See "Ratings" herein.


                                 RISK FACTORS


     Investors should consider the following risks in connection with the purchase of the Offered Certificates.

     Consequences of Owning Book-Entry Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Offered Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Since transactions in the Offered Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Offered Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Offered Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Offered Certificateholders as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Offered Certificateholders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Cash Flow Considerations and Risks. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans in a Loan Group that are delinquent and resulting shortfalls in distributions to the related Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Certificate Insurance Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for such Mortgage Loans and thereby reduce the proceeds payable to the related Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, such Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Certificate Insurance Policy.

     Overcollateralization and Crosscollateralization Provisions. The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of such Certificates. Unless and until the Subordinated Amount equals the Required Subordinated Amount for a Certificate Group, Net Monthly Excess Cashflow will be applied as distributions of principal of the Offered Certificates in such Certificate Group, thereby reducing the weighted average lives thereof. The actual Subordinated Amount for a Certificate Group may change from Distribution Date to Distribution Date producing uneven distributions of Net Monthly Excess Cash Flow. There can be no assurance as to when or whether the Subordinated Amount for a Certificate Group will equal the related Required Subordinated Amount.

     Net Monthly Excess Cashflow generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates, the premium for the Certificate Insurance Policy and certain Trust Fund expenses. Mortgage Loans with higher Net Mortgage Rates will contribute more interest to the Net Monthly Excess Cashflow. Mortgage Loans with higher Net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate prepayments of Mortgage Loans in a Loan Group with higher Net Mortgage Rates may adversely affect the amount of Net Monthly Excess Cashflow available to make accelerated payments of principal of the Offered Certificates in the related Certificate Group.

     In addition to the use of Net Monthly Excess Cashflow for a Loan Group to pay interest and principal on the related Certificate Group, Net Monthly Excess Cashflow for a Loan Group will be available to pay interest and principal on the other Certificate Group to the extent described herein under "Description of the Certificates--Allocation of Available Funds". Furthermore, in addition to the use of Net Monthly Excess Cashflow with respect to a Loan Group to distribute Subordination Increase Amounts on the related Certificate Group, Net Monthly Excess Cashflow will be available to distribute Subordination Increase Amounts on the other Certificate Group to the extent described herein.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization and crosscollateralization provisions on the weighted average lives of the Offered Certificates in a Certificate Group may vary significantly over time and, in the case of the Group 2 Certificates, from class to class. See "Yield, Prepayment and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

     Prepayment Considerations and Risks. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" herein and "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience thereof. The yield to maturity and weighted average life of the Offered Certificates in a Certificate Group will be affected primarily by the rate and timing of principal payments (including prepayments) of, and losses on, the Mortgage Loans in the related Loan Group and, in certain circumstances, the rate and timing of principal prepayments (including prepayments) of, and losses on, the Mortgage Loans in the other Loan Group. The yield to investors on the Class A-1 Certificates will also be sensitive to the level of One-Month LIBOR, the level of the Mortgage Index and the additional limitations on the Pass-Through Rate for the Class A-1 Certificates, as described herein. Although all of the Mortgage Loans in Loan Group 1 bear interest at adjustable rates ("ARMs"), the interest rates on a majority of the ARMs will not adjust for two years following origination. In addition, the yield to maturity of the Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Certificateholders should consider, in the case of any Offered Certificate purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which do not contain prepayment penalties. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of losses thereon, the level of One-Month LIBOR or the Mortgage Index or the resulting yield to maturity of any Class of Offered Certificates. Any reinvestment risks resulting from a faster or slower incidence of payments on the Mortgage Loans will be borne entirely by the related Offered Certificateholders. See "Yield, Prepayment and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

     Certificate Rating. The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Offered Certificates may result in a reduction in the rating of the Offered Certificates. The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations -- Lien Priority. The Group 2 Mortgage Loans are secured predominantly by second mortgages. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Certificate Insurance Policy, the Holders of Group 2 Certificates will bear (i) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Loans" in the Prospectus.

     Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from Countrywide to the Depositor will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of Countrywide, the trustee in bankruptcy of Countrywide may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by Countrywide, secured by a pledge of the applicable Mortgage Loans. If the trustee in bankruptcy decided to challenge such transfer, delays in payments of the Offered Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Offered Certificateholders from appointing a successor Master Servicer.

     Geographic Concentration. As of the Cut-off Date, approximately 19.57% and 52.50% (by Cut-off Date Principal Balance) of the Mortgaged Properties relating to Loan Group 1 and Loan Group 2, respectively, are located in the State of California. An overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values after the dates of origination of such Mortgage Loans, the rates of losses on such Mortgage Loans would be expected to increase, and could increase substantially.

     Delinquent Mortgage Loans. The Trust Fund will include Mortgage Loans which are 59 or fewer days delinquent as of the Cut-off Date. The Cut-off Date Principal Balance of Group 1 Mortgage Loans and Group 2 Mortgage Loans which are between 30 days and 59 days delinquent as of the Cut-off Date was approximately $1,521,399 and $149,518, respectively. If there are not sufficient funds from Available Funds for a Loan Group, or overcollateralization or crosscollateralization for the related Certificate Group, and the Certificate Insurer fails to perform its obligations under the Certificate Insurance Policy, the aggregate amount of principal returned to the related Certificateholders may be less than the respective Class Certificate Principal Balances on the day the Certificates were issued.

     For a discussion of additional risks pertaining to the Offered Certificates, see "Risk Factors" in the Prospectus.


                              THE MORTGAGE POOL

GENERAL

     The following discussion applies to the origination, sales and servicing practices of Countrywide in effect at the time of the origination of the Mortgage Loans.

     Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Cut-off Date Pool Principal Balance, the Group 1 Cut-off Date Principal Balance or the Group
2 Cut-off Date Principal Balance, as the context may require.

     The Mortgage Pool will consist of Mortgage Loans with an aggregate unpaid principal balance as of the Cut-off Date (the "Cut-off Date Pool Principal Balance") expected to be approximately $299,836,146. The Group 1 Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments. The Group 2 Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the Mortgage Loans provide for payments due as of the first day of each month. The Mortgage Loans to be included in the Mortgage Pool were originated or purchased by Countrywide Home Loans, Inc. ("Countrywide") and (a) in the case of substantially all of the Group 1 Mortgage Loans and approximately 30.02% of the Group 2 Mortgage Loans, were originated substantially in accordance with Countrywide's underwriting criteria for sub-prime ("B&C") quality mortgage loans described herein under "--Underwriting Standards--B&C Quality Mortgage Loans", and (b) in the case of approximately 66.89% of the Group 2 Mortgage Loans, were originated substantially in accordance with Countrywide's underwriting criteria for closed end second mortgage loans described herein under "--Underwriting Standards--Closed End Second Mortgage Loans". In addition, approximately 0.22% of the Group 1 Mortgage Loans and 3.10% of the Group 2 Mortgage Loans were originated in accordance with other underwriting guidelines; however, such Mortgage Loans have been examined by the Seller and the Seller has determined that such Mortgage Loans are in substantial compliance with Countrywide's underwriting criteria for B&C quality mortgage loans and closed end second mortgage loans, as applicable. Sub-prime mortgage loans are generally first mortgage loans made to borrowers with prior credit difficulties.

     At origination, approximately 77.27% of the Mortgage Loans had a stated term to maturity of 30 years. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Notes provide for a fifteen (15) day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 47.27% of the Group 1 Mortgage Loans and approximately 23.12% of the Group 2 Mortgage Loans provide for the payment by the borrower of a prepayment charge in limited circumstances on full prepayments made within five years from the date of execution of the related Mortgage Note. In general, the Mortgage Note provides that a prepayment charge will apply if, during the first five years from the date of origination of such Mortgage Loan, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

     Substantially all of the Group 1 Mortgage Loans have a Mortgage Rate subject to semi-annual adjustment on the first day of the months specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (i) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if the Mortgage Index ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then the Mortgage Index shall be a new index selected by the Trustee, as holder of the related Mortgage Note, with the consent of the Certificate Insurer, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date (the "Mortgage Index"), and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin"); provided, however, that the Mortgage Rate will not increase or decrease by more than 1.50% on any Adjustment Date (the "Periodic Rate Cap") for substantially all of the Group 1 Mortgage Loans. Substantially all of the Group 1 Mortgage Loans were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index values and the related Gross Margins, rounded as described herein. Approximately 54.98% of the Group 1 Mortgage Loans (the "2/28 Mortgage Loans") will have fixed Mortgage Rates for 24 months after origination thereof before becoming subject to the semi-annual adjustment described in the preceding sentence. Substantially all of the Group 1 Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event be more than the initial Mortgage Rate plus 7.00% (the "Maximum Mortgage Rate"). Substantially all of the Group 1 Mortgage Loans provide that in no event will the Mortgage Rate be less than the initial Mortgage Rate (such rate, the "Minimum Mortgage Rate"). Effective with the first payment due on a Group 1 Mortgage Loan, after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

     As of the Cut-off Date, approximately 0.85% of the Group 1 Mortgage Loans and approximately 0.18% of the Group 2 Mortgage Loans were contractually delinquent for thirty or more days.


GROUP 1 MORTGAGE LOANS

     The Group 1 Mortgage Loans had the following characteristics as of the Cut-off Date (expressed as percentages of the Group 1 Cut-off Date Principal Balance, except as otherwise stated):

     The next Adjustment Date following the Cut-off Date for each of the Group 1 Mortgage Loans other than the 2/28 Mortgage Loans will occur on the first day of the following months, with the percentages of such Mortgage Loans indicated on an approximate basis in the following table:


                                                                                                  % of
                                             Number of                                           Group 1
                                             Mortgage               Cut-off Date              Cut-off Date
     Next Adjustment Date                      Loans             Principal Balance          Principal Balance

December 1, 1996                                1              $    210,932.63                      0.23%
January 1, 1997                                 1                   230,556.58                     0.25
February 1, 1997                               33                 4,633,029.72                     5.03
March 1, 1997                                 212                25,243,625.19                    27.43
April 1, 1997                                 277                31,430,210.93                    34.15
May 1, 1997                                   260                29,857,254.41                    32.44
June 1, 1997                                    2                   180,000.00                    00.20
October 1, 1997                                 1                   247,279.26                    00.27
     TOTAL  . . . . . . . . . .               787               $92,032,888.72                   100.00%


     The initial Adjustment Date for each of the 2/28 Mortgage Loans will occur on the first day of the following months, with the percentages of such Mortgage Loans indicated on an approximate basis in the following table:


                                                                                   % of
                                    Number of                                     Group 1
                                    Mortgage           Cut-off Date            Cut-off Date
     Next Adjustment Date             Loans         Principal Balance       Principal Balance

March 1, 1998                           1        $     181,341.39                  0.16%
April 1, 1998                           2               74,874.80                  0.07
June 1, 1998                            2              146,931.83                  0.13
July 1, 1998                           18            1,584,409.09                  1.41
August 1, 1998                         98           10,077,761.90                  8.97
September 1, 1998                     333           28,207,323.03                 25.10
October 1, 1998                       445           37,154,435.75                 33.06
November 1, 1998                      417           34,805,680.00                 30.97
December 1, 1998                        2              159,000.00                  0.14
     TOTAL  . . . . . . . . .       1,318         $112,391,757.79                100.00%


     None of the Group 1 Mortgage Loans had a first payment date prior to November 1, 1992. The latest maturity date of any of the Group 1 Mortgage Loans is December 1, 2026.

     Approximately 31.76% of the Group 1 Mortgage Loans are Mortgage Loans the proceeds of which were used to purchase the related Mortgaged Property. Approximately 68.24% of the Group 1 Mortgage Loans are Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan.

     Approximately 82.35% of the Group 1 Mortgage Loans are secured by detached one-family dwelling units and approximately 9.42% of the Group 1 Mortgage Loans are secured by dwelling units in Planned Unit Developments ("PUDs"). No more than approximately 4.06% of the Group 1 Mortgage Loans are secured by units in condominiums. No more than approximately 4.17% of the Group 1 Mortgage Loans are secured by two- to four-family dwelling units.
On the basis of representations made by the mortgagors in their loan applications, no more than approximately 7.67% of the Group 1 Mortgage Loans are secured by investor properties.

     None of the Group 1 Mortgage Loans are subject to any buydown agreement.

     None of the Group 1 Mortgage Loans are insured by any primary mortgage insurance policy.

     The weighted average Loan-to-Value Ratio (as defined below) of the Group 1 Mortgage Loans as of the Cut-off Date (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 72.70%. The Loan-to-Value Ratios of the Group 1 Mortgage Loans as of the Cut-off Date are expected to be distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                % of
                              Number of                                        Group 1
Loan-to-Value                 Mortgage              Cut-off Date            Cut-off Date
   Ratio (%)                    Loans             Principal Balance       Principal Balance
10.00   15.00                    1             $    26,987.41                    0.01%
15.01   20.00                    5                 115,670.93                    0.06
20.01   25.00                    3                 128,489.84                    0.06
25.01   30.00                   10                 583,651.93                    0.29
30.01   35.00                   13                 574,533.76                    0.28
35.01   40.00                   28               1,526,634.57                    0.75
40.01   45.00                   22               1,324,693.73                    0.65
45.01   50.00                   52               3,890,687.18                    1.90
50.01   55.00                   76               5,991,746.07                    2.93
55.01   60.00                  124               9,265,682.60                    4.53
60.01   65.00                  208              17,127,606.18                    8.38
65.01   70.00                  394              36,261,838.43                   17.74
70.01   75.00                  534              54,658,882.74                   26.74
75.01   80.00                  371              41,822,418.99                   20.46
80.01   85.00                  233              26,314,681.91                   12.87
85.01   90.00                   31               4,810,440.24                    2.35
     TOTAL  . . . . .        2,105            $204,424,646.51                  100.00%


     The "Loan-to-Value Ratio" of a Mortgage Loan is equal to (i) the principal balance of such Mortgage Loan at the date of origination, divided by (ii) the Collateral Value of the related Mortgaged Property. The "Collateral Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for Countrywide by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and
(y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans.

     As of the Cut-off Date, the weighted average remaining term to maturity of the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 357 months. The distribution of the remaining terms to maturity (in months) of the Group 1 Mortgage Loans as of the Cut-off Date is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

REMAINING                                                                           % OF
TERM TO                NUMBER OF                                                   GROUP 1
MATURITY                MORTGAGE                 CUT-OFF DATE                   CUT-OFF DATE
(IN MONTHS)              LOANS                PRINCIPAL BALANCE               PRINCIPAL BALANCE
168   180                 38                 $ 2,294,394.14                           1.12%
300   312                  1                     247,279.26                           0.12
336   348                  1                     212,006.39                           0.10
348   360              2,065                 201,670,966.72                          98.65
     TOTAL  .          2,105                $204,424,646.51                         100.00%


     As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 9.64% per annum. The Mortgage Rates of the Group 1 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                     % OF
                                                                                    GROUP 1
                              NUMBER OF                                          CUT-OFF DATE
                              MORTGAGE               CUT-OFF DATE                  PRINCIPAL
MORTGAGE RATE (%)               LOANS             PRINCIPAL BALANCE                 BALANCE
5.50   6.00                      1            $     224,000.00                        0.11%
6.01   6.50                      6                1,004,987.55                        0.49
6.51   7.00                     18                2,459,026.41                        1.20
7.01   7.50                     46                5,476,243.63                        2.68
7.51   8.00                     88               10,991,234.52                        5.38
8.01   8.50                    167               18,851,713.43                        9.22
8.51   9.00                    287               32,936,415.10                       16.11
9.01   9.50                    261               27,162,886.66                       13.29
9.51   10.00                   336               32,519,733.99                       15.91
10.01   10.50                  292               25,430,922.29                       12.44
10.51   11.00                  258               20,234,813.44                        9.90
11.01   11.50                  176               13,850,467.86                        6.78
11.51   12.00                  104                8,370,894.92                        4.09
12.01   12.50                   38                2,245,486.93                        1.10
12.51   13.00                   14                1,648,993.35                        0.81
13.01   13.50                    5                  297,792.44                        0.15
13.51   14.00                    6                  538,431.70                        0.26
14.01   14.50                    2                  180,602.29                        0.09
     TOTAL  . . . . .        2,105             $204,424,646.51                      100.00%


     As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 6.23% per annum. The Gross Margins set forth in the Mortgage Notes with respect to the Group 1 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                      % OF
                          NUMBER OF                                                 GROUP 1
                          MORTGAGE               CUT-OFF DATE                     CUT-OFF DATE
GROSS MARGIN (%)            LOANS              PRINCIPAL BALANCE               PRINCIPAL BALANCE
2.50   3.00                  2             $     459,285.65                            0.22%
4.01   4.50                 12                 1,266,466.18                            0.62
4.51   5.00                 97                10,155,899.98                            4.97
5.01   5.50                318                34,852,779.87                           17.05
5.51   6.00                466                54,275,856.58                           26.55
6.01   6.50                462                42,498,771.29                           20.79
6.51   7.00                356                30,931,218.80                           15.13
7.01   7.50                219                16,187,336.67                            7.92
7.51   8.00                130                10,943,984.16                            5.35
8.01   8.50                 30                 2,258,697.55                            1.10
8.51   9.00                 11                   481,319.85                            0.24
9.01   9.50                  1                    40,779.93                            0.02
9.51   10.00                 1                    72,250.00                            0.04
    TOTAL . . . . .      2,105              $204,424,646.51                          100.00%


     As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 16.64% per annum. The Maximum Mortgage Rates with respect to the Group 1 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   % OF
                            NUMBER OF                                            GROUP 1
       MAXIMUM              MORTGAGE             CUT-OFF DATE                  CUT-OFF DATE
  MORTGAGE RATE (%)           LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
12.50   13.00                   2          $     471,279.26                         0.23%
13.01   13.50                   7              1,216,993.94                         0.60
13.51   14.00                  17              2,211,747.15                         1.08
14.01   14.50                  46              5,476,243.63                         2.68
14.51   15.00                  88             10,991,234.52                         5.38
15.01   15.50                 167             18,851,713.43                         9.22
15.51   16.00                 287             32,935,341.34                        16.11
16.01   16.50                 261             27,162,886.66                        13.29
16.51   17.00                 336             32,519,733.99                        15.91
17.01   17.50                 291             25,219,989.66                        12.34
17.51   18.00                 258             20,234,813.44                         9.90
18.01   18.50                 176             13,850,467.86                         6.78
18.51   19.00                 104              8,370,894.92                         4.09
19.01   19.50                  38              2,245,486.93                         1.10
19.51   20.00                  14              1,648,993.35                         0.81
20.01   20.50                   5                297,792.44                         0.15
20.51   21.00                   6                538,431.70                         0.26
21.01   21.50                   2                180,602.29                         0.09
     TOTAL  . . . .         2,105           $204,424,646.51                       100.00%


     As of the Cut-off Date, the weighted average Minimum Mortgage Rate with respect to the Group 1 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 9.64% per annum. The Minimum Mortgage Rates with respect to the Group 1 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   % OF
                            NUMBER OF                                            GROUP 1
       MINIMUM              MORTGAGE              CUT-OFF DATE                 CUT-OFF DATE
  MORTGAGE RATE (%)           LOANS            PRINCIPAL BALANCE            PRINCIPAL BALANCE
 5.50   6.00                   1            $     224,000.00                        0.11%
 6.01   6.50                   6                1,004,987.55                        0.49
 6.51   7.00                  18                2,459,026.41                        1.20
 7.01   7.50                  46                5,476,243.63                        2.68
 7.51   8.00                  88               10,991,234.52                        5.38
 8.01   8.50                 168               19,063,719.82                        9.33
 8.51   9.00                 287               32,935,341.34                       16.11
 9.01   9.50                 261               27,162,886.66                       13.29
 9.51   10.00                336               32,519,733.99                       15.91
10.01   10.50                291               25,219,989.66                       12.34
10.51   11.00                258               20,234,813.44                        9.90
11.01   11.50                176               13,850,467.86                        6.78
11.51   12.00                104                8,370,894.92                        4.09
12.01   12.50                 38                2,245,486.93                        1.10
12.51   13.00                 14                1,648,993.35                        0.81
13.01   13.50                  5                  297,792.44                        0.15
13.51   14.00                  6                  538,431.70                        0.26
14.01   14.50                  2                  180,602.29                        0.09
     TOTAL  . . .          2,105             $204,424,646.51                      100.00%

     As of the Cut-off Date, the average of the Cut-off Date Principal Balances of the Group 1 Mortgage Loans is expected to be approximately $97,113.85. The distribution of the Cut-off Date Principal Balances of the Group 1 Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                            % OF
                                 NUMBER OF                                                 GROUP 1
       CUT-OFF DATE             MORTGAGE                CUT-OFF DATE                    CUT-OFF DATE
    PRINCIPAL BALANCE            LOANS               PRINCIPAL BALANCE               PRINCIPAL BALANCE

$ 5,000   $10,000                   2            $       16,957.77                            0.01%
$10,001   $15,000                   7                    95,643.06                            0.05
$15,001   $20,000                  24                   426,413.93                            0.21
$20,001   $25,000                  63                 1,446,542.95                            0.71
$25,001   $30,000                  57                 1,614,177.38                            0.79
$30,001   $35,000                  58                 1,901,793.93                            0.93
$35,001   $40,000                  74                 2,796,954.95                            1.37
$40,001   $45,000                 100                 4,290,219.36                            2.10
$45,001   $50,000                  98                 4,673,332.41                            2.29
$50,001   $55,000                 100                 5,299,685.57                            2.59
$55,001   $60,000                 119                 6,889,454.77                            3.37
$60,001   $65,000                 110                 6,946,612.17                            3.40
$65,001   $70,000                 117                 7,908,827.61                            3.87
$70,001   $75,000                  88                 6,414,555.51                            3.14
$75,001   $80,000                  96                 7,466,444.63                            3.65
$80,001   $85,000                  70                 5,808,664.16                            2.84
$85,001   $90,000                  63                 5,542,287.45                            2.71
$90,001   $95,000                  64                 5,944,099.85                            2.91
$95,001   $100,000                 87                 8,528,147.52                            4.17
$100,001   $105,000                47                 4,831,689.79                            2.36
$105,001   $110,000                59                 6,362,216.93                            3.11
$110,001   $115,000                52                 5,858,680.03                            2.87
$115,001   $120,000                50                 5,883,783.40                            2.88
$120,001   $125,000                40                 4,938,540.05                            2.42
$125,001   $130,000                35                 4,463,296.46                            2.18
$130,001   $135,000                23                 3,055,632.46                            1.49
$135,001   $140,000                32                 4,421,197.27                            2.16
$140,001   $145,000                22                 3,141,294.03                            1.54
$145,001   $150,000                32                 4,752,658.81                            2.32
$150,001   $200,000               154                26,499,844.34                           12.96
$200,001   $250,000                80                17,925,871.13                            8.77
$250,001   $300,000                32                 8,811,559.76                            4.31
$300,001   $350,000                23                 7,575,690.76                            3.71
$350,001   $400,000                10                 3,817,118.94                            1.87
$400,001   $450,000                 4                 1,721,587.77                            0.84
$450,001   $500,000                10                 4,733,665.11                            2.32
$500,001   $550,000                 2                 1,039,504.49                            0.51
$550,001   $600,000                 1                   580,000.00                            0.28
     TOTAL  . . . . . . .       2,105              $204,424,646.51                          100.00%


     As of the Cut-off Date, the geographic distribution of the Group 1 Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                               % OF
                                NUMBER OF                                                    GROUP 1
                                 MORTGAGE               CUT-OFF DATE                       CUT-OFF DATE
                  STATE          LOANS                PRINCIPAL BALANCE                 PRINCIPAL BALANCE

Arizona . . . . . . . .            70               $  5,961,671.61                             2.92%
California  . . . . . .           248                 40,014,451.57                            19.57
Colorado  . . . . . . .           129                 13,892,108.58                             6.80
Florida . . . . . . . .           124                 11,429,952.28                             5.59
Hawaii  . . . . . . . .            30                  5,605,259.07                             2.74
Idaho . . . . . . . . .           146                 11,591,791.83                             5.67
Illinois  . . . . . . .            71                  6,640,045.96                             3.25
Louisiana . . . . . . .            71                  5,256,484.50                             2.57
Michigan  . . . . . . .           115                  9,367,935.74                             4.58
New Mexico  . . . . . .            49                  5,273,966.60                             2.58
Ohio  . . . . . . . . .           108                  7,233,620.93                             3.54
Pennsylvania  . . . . .            98                  7,270,110.10                             3.56
Tennessee . . . . . . .            58                  4,548,247.11                             2.22
Texas . . . . . . . . .            78                  6,988,338.64                             3.42
Utah  . . . . . . . . .            88                 10,038,802.22                             4.91
Washington  . . . . . .            65                  6,445,825.55                             3.15
Wisconsin . . . . . . .            71                  5,479,110.44                             2.68
Other(1)  . . . . . . .           486                 41,386,923.78                            20.25
     TOTAL  . . . . . .         2,105               $204,424,646.51                           100.00%

(1) Other includes 33 other states and the District of Columbia with under 2% concentration individually. No more than approximately 0.62% of the Group 1 Mortgage Loans will be secured by Mortgaged Properties in any one zip code area.


GROUP 2 MORTGAGE LOANS

     The Group 2 Mortgage Loans had the following characteristics as of the Cut-off Date (expressed as percentages of the Group 2 Cut-off Date Principal Balance, except as otherwise stated):

     None of the Group 2 Mortgage Loans had a first payment date prior to December 1, 1993. The latest maturity date of any of the Group 2 Mortgage Loans is November 1, 2026.

     Approximately 84.49% of the Group 2 Mortgage Loans are secured by detached one-family dwelling units and approximately 10.49% of the Group 2 Mortgage Loans are secured by dwelling units in PUDs. No more than approximately 2.45% of the Group 2 Mortgage Loans are secured by units in condominiums. No more than approximately 2.57% of the Group 2 Mortgage Loans are secured by two- to four-family dwelling units. On the basis of representations made by the mortgagors in their loan applications, no more than approximately 3.92% of the Group 2 Mortgage Loans are secured by investor properties.

     None of the Group 2 Mortgage Loans are subject to any buydown agreement.

     None of the Group 2 Mortgage Loans are insured by any primary mortgage insurance policy.

     The weighted average Loan-to-Value Ratio (as defined below) of the Group 2 Mortgage Loans as of the Cut-off Date (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 79.75%. The Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans as of the Cut-off Date are expected to be distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                          % of
                                                                                        Group 2
                                         Number of             Cut-off Date           Cut-off Date
Loan-to-Value                             Mortgage           Principal Balance     Principal Balance
     Ratio(1) (%)                          Loans
 5.00   10.00                                2               $  53,985.29                  0.06%
10.01   15.00                                2                  55,096.10                  0.06
15.01   20.00                                2                  54,897.38                  0.06
20.01   25.00                                6                 167,583.12                  0.18
25.01   30.00                                7                 143,867.17                  0.15
30.01   35.00                                8                 331,918.95                  0.35
35.01   40.00                               11                 386,129.96                  0.40
40.01   45.00                               16                 841,402.48                  0.88
45.01   50.00                               28               1,348,812.14                  1.41
50.01   55.00                               40               1,988,494.37                  2.08
55.01   60.00                               44               2,242,392.08                  2.35
60.01   65.00                               92               4,780,613.58                  5.01
65.01   70.00                              151               7,642,008.92                  8.01
70.01   75.00                              192              10,925,379.89                 11.45
75.01   80.00                              322              14,979,975.03                 15.70
80.01   85.00                              176               8,184,731.13                  8.58
85.01   90.00                              951              34,485,694.08                 36.14
90.01   95.00                               62               1,991,553.13                  2.09
95.01   100.00                             160               4,710,761.01                  4.94
greater than 100                             3                  96,204.05                  0.10
     TOTAL  . . . . . . . . . .          2,275             $95,411,499.86                100.00%


(1) The Loan-to-Value Ratio includes Mortgage Loans which are second mortgage loans. The Loan-to-Value Ratio for those Mortgage Loans which are second mortgage loans includes, in the calculation of the principal balance of such Mortgage Loan, the principal balance of the first mortgage loan and the second Mortgage Loan.

     As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 10.770% per annum. The Mortgage Rates of the Group 2 Mortgage Loans are expected to be distributed as follows as of the Cut-off Date (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                       % OF
                              NUMBER OF                                               GROUP 2
                              MORTGAGE               CUT-OFF DATE                  CUT-OFF DATE
MORTGAGE RATE (%)               LOANS              PRINCIPAL BALANCE             PRINCIPAL BALANCE
6.00     6.50                     1               $  246,106.18                         0.26%
6.51     7.00                     2                  473,267.50                         0.50
7.01     7.50                     3                  512,647.35                         0.54
7.51     8.00                     8                  575,167.94                         0.60
8.01     8.50                    14                1,020,606.51                         1.07
8.51     9.00                    60                3,256,544.22                         3.41
9.01     9.50                   226               10,089,544.81                        10.57
9.51   10.00                    289               13,330,644.77                        13.97
10.01   10.50                   162                7,464,580.03                         7.82
10.51   11.00                   412               16,861,071.79                        17.67
11.01   11.50                   496               18,908,700.17                        19.82
11.51   12.00                   307               11,933,499.39                        12.51
12.01   12.50                   175                5,830,253.01                         6.11
12.51   13.00                    81                3,030,780.24                         3.18
13.01   13.50                    16                  931,461.20                         0.98
13.51   14.00                    15                  693,691.42                         0.73
14.01   14.50                     4                  112,969.75                         0.12
14.51   15.00                     3                  122,640.61                         0.13
15.51   16.00                     1                   17,322.97                         0.02
     TOTAL  . . . . .         2,275              $95,411,499.86                       100.00%


     As of the Cut-off Date, the weighted average remaining term to maturity of the Group 2 Mortgage Loans (weighted based on the Cut-off Date Principal Balances) is expected to be approximately 232 months. The distribution of the remaining terms to maturity (in months) of the Group 2 Mortgage Loans as of the Cut-off Date is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

REMAINING                                                                          % OF
TERM TO                NUMBER OF                                                  GROUP 2
MATURITY                MORTGAGE               CUT-OFF DATE                    CUT-OFF DATE
(IN MONTHS)              LOANS              PRINCIPAL BALANCE                PRINCIPAL BALANCE
48   60                    4               $   826,042.85                           0.87%
108   120                  3                    51,722.22                           0.05
156   168                 27                   922,923.67                           0.97
169   180              1,835                64,044,091.87                          67.12
324   336                  1                   258,399.14                           0.27
337   348                  1                    65,052.24                           0.07
349   360                404                29,243,267.87                          30.65
     TOTAL  .          2,275               $95,411,499.86                         100.00%


As of the Cut-off Date, the average of the Cut-off Date Principal Balances of the Group 2 Mortgage Loans is expected to be approximately $41,939.12. The distribution of the Cut-off Date Principal Balance of the Group 2 Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                                 % OF
                                  NUMBER OF                                                    GROUP 2
      CUT-OFF DATE              MORTGAGE LOANS              CUT-OFF DATE                     CUT-OFF DATE
   PRINCIPAL BALANCE                                      PRINCIPAL BALANCE               PRINCIPAL BALANCE
$5,000   $10,000                       9                $     87,427.05                           0.09%
$10,000   $15,000                    103                   1,487,046.50                           1.56
$15,000   $20,000                    285                   5,322,671.77                           5.58
$20,000   $25,000                    317                   7,318,789.18                           7.67
$25,000   $30,000                    307                   8,624,103.23                           9.04
$30,000   $35,000                    254                   8,335,859.93                           8.74
$35,000   $40,000                    262                   9,895,324.91                          10.37
$40,000   $45,000                    164                   7,000,785.28                           7.34
$45,000   $50,000                    110                   5,358,858.70                           5.62
$50,000   $55,000                     66                   3,483,246.62                           3.65
$55,000   $60,000                     62                   3,577,642.47                           3.75
$60,000   $65,000                     45                   2,826,549.37                           2.96
$65,000   $70,000                     39                   2,637,740.76                           2.76
$70,000   $75,000                     30                   2,181,468.48                           2.29
$75,000   $80,000                     32                   2,487,701.81                           2.61
$80,000   $85,000                     24                   1,995,645.56                           2.09
$85,000   $90,000                     21                   1,856,703.66                           1.95
$90,000   $95,000                     20                   1,848,254.55                           1.94
$95,000   $100,000                    28                   2,766,189.87                           2.90
$100,000   $105,000                    8                     820,919.98                           0.86
$105,000   $110,000                    8                     873,558.29                           0.92
$110,000   $115,000                    4                     446,049.77                           0.47
$115,000   $120,000                    7                     827,866.91                           0.87
$120,000   $125,000                    7                     859,829.96                           0.90
$125,000   $130,000                    4                     509,497.95                           0.53
$130,000   $135,000                    6                     796,885.79                           0.84
$135,000   $140,000                    4                     553,650.00                           0.58
$140,000   $145,000                    3                     430,293.85                           0.45
$145,000   $150,000                    4                     596,180.02                           0.62
$150,000   $200,000                   18                   3,129,169.89                           3.28
$200,000   $250,000                   11                   2,457,363.69                           2.58
$250,000   $300,000                    6                   1,600,298.11                           1.68
$300,000   $350,000                    4                   1,266,425.95                           1.33
$350,000   $400,000                    2                     743,500.00                           0.78
$400,000   $450,000                    1                     408,000.00                           0.43
     TOTAL  . . . . .              2,275                 $95,411,499.86                         100.00%


     As of the Cut-off Date, the geographic distribution of the Group 2 Mortgage Loans is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                          % OF
                           NUMBER OF                                                    GROUP 2
                            MORTGAGE                  CUT-OFF DATE                    CUT-OFF DATE
                            LOANS                  PRINCIPAL BALANCE               PRINCIPAL BALANCE
STATE

Arizona . . . . . .           46                 $  2,053,225.38                           2.15%
California  . . . .        1,181                   50,091,087.96                          52.50
Florida . . . . . .           85                    4,071,776.81                           4.27
Hawaii  . . . . . .           14                    2,293,326.40                           2.40
Louisiana . . . . .           38                    1,988,989.15                           2.08
Michigan  . . . . .           53                    2,045,056.81                           2.14
Oregon  . . . . . .           56                    2,748,114.81                           2.88
Utah  . . . . . . .           75                    2,483,718.04                           2.60
Washington  . . . .          101                    4,078,186.26                           4.27
Other(1)  . . . . .          626                   23,558,018.24                          24.71
     TOTAL  . . .          2,275                  $95,411,499.86                         100.00%

(1) Other includes 36 other states and the District of Columbia with under 2% concentration individually. No more than approximately 0.68% of the Group 2 Mortgage Loans will be secured by Mortgaged Properties in any one zip code area.

     As of the Cut-off Date, the distribution of Group 2 Mortgage Loans which are secured by first or second liens is expected to be as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                      % of
                         Number of                                                  Group 2
                          Mortgage               Cut-off Date                     Cut-off Date
Lien Priority              Loans              Principal Balance                Principal Balance
First                      409               $30,372,283.44                           31.83%
Second                   1,866                65,039,216.42                           68.17
     Total  . .          2,275               $95,411,499.86                          100.00%

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal due on or before, and interest accruing prior to, the Cut-off Date.

     In connection with such transfer and assignment, the Depositor will deliver on the Closing Date the following documents (collectively constituting the "Trustee's Mortgage File") with respect to each Mortgage
Loan:

       (i) the original Mortgage Note, endorsed by Countrywide or the originator of the Mortgage Loan, without recourse in the following form: "Pay to the order of ____________ without recourse," with all intervening endorsements that show a complete chain of endorsement from the originator to Countrywide;

      (ii)  the original recorded Mortgage;

     (iii) a duly executed assignment of the Mortgage to "The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of November 1, 1996, CWABS, Inc., Asset-Backed Certificates, Series 1996-1, without recourse"; in recordable form, as described in the Pooling and Servicing Agreement;

      (iv) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage;

       (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

      (vi) the original or duplicate original lender's title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller.
As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee shall complete such assignment as provided in subparagraph (iii) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

     The Trustee will review the Mortgage Loan documents on or prior to the Closing Date and will hold such documents in trust for the benefit of the Holders of the Certificates and the Certificate Insurer. After the Closing Date, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer, Countrywide and the Certificate Insurer in writing. If Countrywide cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Stated Principal Balance thereof plus accrued and unpaid interest thereon, at a rate equal to the difference between the Mortgage Rate and the Servicing Fee Rate (the "Net Mortgage Rate") (or, if Countrywide is no longer the Master Servicer, at the applicable Mortgage Rate) to the first day of the month in which the Purchase Price is to be distributed to holders of Certificates in the related Certificate Group. Rather than repurchase the Mortgage Loan as provided above, Countrywide may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Replacement Mortgage Loan"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Countrywide in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of Certificates in the related Certificate Group on the related Distribution Date), (ii) (a) in the case of Group 1 Mortgage Loans, (1) have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan, (2) have a Minimum Mortgage Rate not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (3) have the same Mortgage Index and Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan and (4) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan, and (b) in the case of Group 2 Mortgage Loans, have a Mortgage Rate not more than 1% higher or lower than the Mortgage Rate of the deleted Mortgage Loan, (iii) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,
(iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) (a) in the case of Group 1 Mortgage Loans, not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (b) in the case of Group 2 Mortgage Loans, not permit conversion of the related Mortgage Rate to an adjustable Mortgage Rate, (vii) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan and
(viii) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

     B&C Quality Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide with respect to B&C quality mortgage loans. Countrywide produces its B&C quality mortgage loans through its Wholesale Lending Division, which works with mortgage brokers and other entities located throughout the United States. Prior to the funding of any B&C quality mortgage loan, Countrywide underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide. The mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of B&C quality mortgage loans. As a matter of policy, Countrywide does not purchase any B&C quality mortgage loan that it has not itself underwritten.

     Countrywide's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan but also take into consideration the borrower's credit standing and repayment ability. On a case by case basis, Countrywide may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the Mortgage Loans underwritten in accordance with Countrywide's B&C quality mortgage loan underwriting guidelines, will have been originated based on such underwriting exceptions.

     Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income, credit history and employment history, as well as certain other personal information. As part of its quality control system, Countrywide reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. If the loan-to-value ratio is greater than 70%, Countrywide generally verifies the source of funds for the down-payment; Countrywide does not verify the source of such funds if the loan-to-value ratio is 70% or less. Countrywide requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

     After obtaining all applicable employment, credit and property information, Countrywide uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

     Countrywide's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property which conforms to Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Corporation ("FNMA") standards. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a Countrywide representative before the loan is funded, and an additional drive-by appraisal is generally performed in connection with loan amounts over $350,000 with 80% or higher loan-to-value ratios. A drive-by appraisal is an exterior examination of the premises by the appraiser to determine that the property is in good condition. In most cases, properties that are not in good condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a B&C loan. The maximum loan amount varies depending upon a borrower's credit grade and documentation level but does not generally exceed $500,000. Variations in maximum loan amount limits are permitted based on compensating factors.

     Countrywide's underwriting standards permit loans with loan-to-value ratios or combined loan-to-value ratios (for second mortgage loans) at origination of up to 90% depending on the program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio.

     Countrywide requires title insurance on all B&C quality mortgage loans. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

     Countrywide's B&C mortgage loan underwriting standards are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide's B&C mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

     Countrywide underwrites or originates B&C quality mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), Simple Documentation Loan Program (the "Simple Doc Program") and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide verifies the loan applicant's sources of income (except under the Stated Income Program), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide's underwriting standards.

     The Simple Doc Program is an alternative documentation program whereby income is verified using methods other than those employed by FNMA and FHLMC. Under the Simple Doc Program, acceptable documentation of income consists of six months' bank statements. In the case of self-employed individuals, acceptable alternative documentation consists of a profit and loss statement supported by a record of bank statements. Maximum loan-to-value ratios and maximum loan amounts are generally lower than those permitted under the Full Doc Program.

     Under the Stated Income Program, the borrower's employment and income sources must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

     Under the Full Doc, Simple Doc, and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the occupancy status of the mortgaged property and the borrower's credit history and debt-to-income ratio. In general, higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies result in a loan being graded in a higher credit risk category.

     Closed End Second Mortgage Loans. The following is a description of the underwriting procedures customarily employed by Countrywide with respect to closed end second mortgage loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to Countrywide's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, credit history, disposable income, demonstrated savings ability, equity in the related property and the nature of the underlying first mortgage loan.

     Each applicant for a closed end second mortgage loan is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the real property to justify making a closed end second mortgage loan, Countrywide will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

     Countrywide originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program (the "Alternative Documentation Program") and its Reduced Documentation Loan Program (the "Reduced Documentation Program"). The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verifications of deposits and permits alternative methods of employment verification. Under the Reduced Documentation Program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under the Reduced Documentation Program are limited to self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

     Full appraisals are generally performed on all closed end second mortgage loans which at origination had a principal balance greater than
$100,000.   Such appraisals  are determined  on the  basis of  a Countrywide-
approved, independent third-party, fee-based appraisal completed on forms approved by FNMA or FHLMC. For loans which had at origination a principal balance equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either FNMA or FHLMC. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvement and generally is required to have been made not earlier than 150 days prior to the date of origination of the Mortgage Loan. The minimum and maximum loan amounts for closed end second mortgage loans are currently $10,000 and $500,000, respectively.

     After obtaining all applicable employment, credit and property information, Countrywide uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the closed end second mortgage loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments (assumed to be based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on the foregoing, for loans with Combined Loan-to-Value Ratios of 90% or less, the maximum monthly debt-to-income ratio is 45%. For loans with Combined Loan-to-Value Ratios greater than 90%, the maximum monthly debt-to-income ratio is generally 40%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. Countrywide currently offers closed end second mortgage loan products that allow maximum Combined Loan-to-Value Ratios of 70%, 80%, 90% and 100%.

     It is generally Countrywide's policy to require a title search or limited coverage policy before it makes a closed end second mortgage loan for amounts less than or equal to $100,000. In addition, if the closed end second mortgage loan has an original principal balance of $100,000 or more, Countrywide requires that the borrower obtain an American Land Title Association ("ALTA") policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such closed end second mortgage loan is in first lien position.


                       SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

THE MASTER SERVICER

     Countrywide Home Loans, Inc. ("Countrywide"), a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     As of October 31, 1996, Countrywide provided servicing for approximately $499 million and $65 million in B&C quality mortgages and closed end second mortgage loans, respectively. As of October 31, 1996, Countrywide also provided servicing for prime quality mortgage loans with an aggregate principal balance of approximately $151 billion, substantially all of which are being serviced for unaffiliated persons.

     The principal executive offices of Countrywide are located at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 304-8400. Countrywide conducts operations from its headquarters in Pasadena and from offices throughout the nation.


LOAN SERVICING

     Countrywide services substantially all of the mortgage loans it originates or acquires. Countrywide has established standard policies for the servicing and collection of mortgage. Servicing includes, but is not limited to, collecting, aggregating and remitting mortgage loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide to the mortgagor with such statements. All payments are due by the first day of the month.

COLLECTION PROCEDURES

     B&C Quality Mortgage Loans. When a mortgagor fails to make a payment on a B&C quality mortgage loan, Countrywide attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide's B&C servicing procedures, Countrywide generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     After foreclosure, Countrywide may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide.

     Servicing and charge-off policies and collection practices with respect to B&C quality mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the servicing portfolio and applicable laws and regulations.

     Closed End Second Mortgage Loans. With respect to closed end second mortgage loans, the general policy of Countrywide is to initiate foreclosure in the underlying property (i) after such loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor; or (ii) if a notice of default on a senior lien is received by Countrywide. Foreclosure proceedings may be terminated if the delinquency is cured. Closed end second mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the closed end second mortgage loan is secured by a first mortgage lien, Countrywide may liquidate the Mortgaged Property and charge off the closed end second mortgage loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, Countrywide will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of Countrywide, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, Countrywide will generally charge off the entire closed end second mortgage loan and may seek a money judgment against the borrower where permitted by applicable state law.

     Servicing and charge-off policies and collection practices with respect to closed end second mortgage loans may change over time in accordance with, among other things, Countrywide's business judgment, changes in the portfolio and applicable laws and regulations.


FORECLOSURE AND DELINQUENCY EXPERIENCE

     B&C Quality Mortgage Loans. The following table summarizes the delinquency experience of Countrywide's B&C quality mortgage loans as of October 31, 1996. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. Since Countrywide only began servicing B&C quality mortgage loans in August 1995, the delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency experience presented in the table below or that the foreclosure experience presented in the paragraph below the table will be indicative of such experience on such Mortgage Loans.

                  DELINQUENCY STATUS AS OF OCTOBER 31, 1996*

                                               Dollars             Percent      Units        Percent
     Current  . . . . . . . . . . .           $411,140,554.03       96.17%        4183        96.29%
     30-59 days . . . . . . . . . .              8,775,140.72        2.05%          94         2.16%
     60-90 days . . . . . . . . . .              2,020,669.88        0.47%          20         0.46%
     90+ days . . . . . . . . . . .                318,613.45        0.07%           3         0.07%
     Foreclosures . . . . . . . . .              2,964,418.70        0.69%          28         0.64%
     Bankruptcy . . . . . . . . . .              2,316,147.23        0.54%          16         0.37%
          TOTAL . . . . . . . . . .           $427,535,544.01      100.00%       4,344       100.00%


     Delinquencies shown in the table are reported on a contractual basis. The table does not include 760 B&C quality mortgage loans with principal balances aggregating $71,491,984.76 that were sold, but were being serviced on an interim basis pending transfer of servicing, as of October 31, 1996.
As of the date hereof, servicing with respect to such mortgage loans has been transferred.

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     Closed End Second Mortgage Loans. The following table summarizes the delinquency experience on the dates indicated, of closed end second mortgage loans serviced by Countrywide. Since Countrywide only began servicing closed end second mortgage loans in August 1995, the delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the applicable Mortgage Loans and no assurances can be given that the delinquency experience presented in the tables below or that the foreclosure experience presented in the paragraphs below the tables will be indicative of such experience on such Mortgage Loans:

                  DELINQUENCY STATUS AS OF OCTOBER 31, 1996*

                                                           Dollars               Percent       Units     Percent
     Current  . . . . . . . . . . . . . . .                  $ 65,297,398.32      99.99%        1876      99.95%
     30-59 days . . . . . . . . . . . . . .                  $      8,301.34       0.01%           1       0.05%
     60-90 days . . . . . . . . . . . . . .                                0       0.00%           0       0.00%
     90+ days . . . . . . . . . . . . . . .                                0       0.00%           0       0.00%
     Foreclosures . . . . . . . . . . . . .                                0       0.00%           0       0.00%
     Bankruptcy . . . . . . . . . . . . . .                                0       0.00%           0       0.00%

          TOTAL . . . . . . . . . . . . . .                   $65,305,699.66     100.00%        1877     100.00%



* Delinquencies are reported on a contractual basis.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.


ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month are included in the related distribution on the 25th day of the same month, and accordingly no shortfall in interest otherwise distributable to Holders of Certificates of the related Certificate Group results. Conversely, Principal Prepayments received from the 16th day of a month to the first day of the following month are not distributed until the 25th day of such following month, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") would result. In order to mitigate the effect of any such shortfall in interest distributions to Holders of Certificates of the related Certificate Group on any Distribution Date, one-half of the amount of the Servicing Fee otherwise payable to the Master Servicer in respect of the related Loan Group for such month shall, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to Holders of Certificates of the related Certificate Group on such Distribution Date. However, any such reduction in the Servicing Fee will be made only to the extent of one-half of the Servicing Fee otherwise payable to the Master Servicer with respect to Scheduled Payments on Mortgage Loans in the related Loan Group having the Due Date to which such Distribution Date relates. Any such deposit by the Master Servicer will be reflected in the distributions to Holders of Certificates of the related Certificate Group made on the Distribution Date on which the Principal Prepayment received would be distributed.


ADVANCES

     Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that do not constitute Available Funds (as defined herein) for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due during the related Due Period and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "Advance", and the date of any such Advance, as described herein, a "Master Servicer Advance Date").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Holders of Certificates of the related Certificate Group on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1996 (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Seller and the Trustee. Set forth below are summaries of the material terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The CWABS, Inc. Asset-Backed Certificates, Series 1996-1 will consist of (i) the Class A-1 Certificates (the "Class A-1 Certificates"), (ii) the Class A-2 Certificates (the "Class A-2 Certificates") and (iii) the Class A-3 Certificates (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and the Class A-2 Certificates the "Offered Certificates") and
(v) the Class R Certificates (the "Residual Certificates"). The Offered Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Offered Certificates are offered hereby.

     The Offered Certificates will have an initial Certificate Principal Balance of approximately $299,835,000 and will evidence a senior beneficial ownership interest in the Trust Fund. The remaining beneficial ownership interest in the Trust Fund will be evidenced by the Residual Certificates, which do not have a principal balance and will evidence a residual interest in the Trust Fund. The rights of the Residual Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Offered Certificateholders, to the extent described herein.

     The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. The assumed final maturity date of the Class A-1 Certificates is the Distribution Date occurring in _____ 20__, which is the Distribution Date immediately following the latest scheduled maturity date of any Group 1 Mortgage Loan. The assumed final maturity date of the Class A-3 Certificates is the Distribution Date occurring in _______, 20__, which is thirteen months after the Distribution Date immediately following the latest scheduled maturity date of any Group 2 Mortgage Loan. The assumed final maturity date of the Class A-2 Certificates is the Distribution Date occurring in ______, 20__, and has been calculated on the basis of assumptions set forth under "Yield, Prepayment and Maturity Considerations - Weighted Average Lives of the Group 2 Certificates" and the assumption that there are no prepayments on the Mortgage Loans in Loan Group 2.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") may elect to hold their Offered Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European
Depositaries").   Investors may hold  such beneficial interests in  the Book-
Entry Certificates in minimum denominations representing Class Certificate Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Offered Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear, as a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Federal Income Tax Consequences-- Foreign Investors" and "--Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Offered Certificates in the secondary market since certain potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder of a Offered Certificate under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Voting Rights (as defined herein) evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Holders of Offered Certificates under the Pooling and Servicing Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in December 1996 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the month preceding the month of such Distribution Date (the "Record Date").

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Class Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a Holder of a Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable Class.


DEPOSITS TO THE CERTIFICATE ACCOUNT

     The Trustee shall establish and, initially, maintain an account (the "Certificate Account") on behalf of the Certificateholders and the Certificate Insurer. Within two Business Days after receipt, the Master Servicer shall remit to the Trustee (or, in the event the Certificate Account is maintained with another institution pursuant to the Pooling and Servicing Agreement, to such institution) for deposit into the Certificate Account the following payments and collections received or made by it subsequent to the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Principal Balance):

       (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

      (ii) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Servicing Fee;

     (iii) all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ("Insurance Proceeds"), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgage Properties acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties) (together with Insurance Proceeds, "Liquidation Proceeds");

      (iv) all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls;

       (v) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account;

      (vi) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy;

     (vii) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans; and

    (viii)  all Advances.


WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Master Servicer (or the Depositor or the Seller, as applicable) may from time to time direct the Trustee to withdraw funds from the Certificate Account for the following purposes:

       (i) to pay to the Master Servicer the Servicing Fee to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, prepayment penalties, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Certificate Account, the amount of Prepayment Interest Excess for the related Prepayment Period and any Excess Proceeds;

      (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (ii) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

     (iii) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (iii) being limited to amounts received in respect of Mortgage Loans in the Loan Group with respect to which such Advance was made;

      (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

       (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause
(v) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto);

      (vi) to pay to the Depositor, the Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Seller or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

     (vii) to reimburse the Seller, the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement, such right of reimbursement pursuant to this clause (vii) being limited to amounts received in respect of the related Loan Group;

    (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

      (ix) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on each Master Servicer Advance Date, the Trustee shall withdraw from the Certificate Account the amount of Available Funds for each Loan Group, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account, as described below.


DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee shall establish and maintain a distribution account (the "Distribution Account") on behalf of the Certificateholders and the Certificate Insurer. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein (i) the aggregate amount withdrawn by it from the Certificate Account; (ii) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account; and (iii) any Insured Payment made by the Certificate Insurer.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee shall withdraw funds from the Distribution Account for distribution to the Certificate Insurer and the Certificateholders as described below under "--Allocation of Available Funds" and may from time to time make withdrawals from the Distribution Account (i) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution
Account;(ii) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein; and (iii) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to Holders of Certificates in each Certificate Group will be made on each Distribution Date. "Available Funds" as of any Distribution Date and with respect to a Loan Group, is the sum of the following amounts (without duplication):

       (i) the aggregate amount on deposit in the Certificate Account in respect of such Loan Group as of the close of business on the immediately preceding Determination Date;

      (ii)  Advances in respect of such Loan Group for such Distribution


Date; and

     (iii)  any amounts deposited by the Master Servicer in the Certificate
Account in respect of Prepayment Interest           Shortfalls in respect of
such Loan Group during the related Prepayment Period,

       less the sum of:

       (x) the portion thereof representing (A) Principal Prepayments and Liquidation Proceeds received in respect of such Loan Group after the last day of the related Prepayment Period and (B) all Scheduled Payments or portions thereof received in respect of scheduled principal and interest on the Mortgage Loans in such Loan Group due after the preceding Due Date; and

        (y) amounts relating to such Loan Group permitted to be withdrawn from the Certificate Account pursuant to clauses (i)-(viii), inclusive, under "--Withdrawals from the Certificate Account" above.

     On each Distribution Date, the Trustee will withdraw from the Distribution Account (a) the amount of any Insured Payment and (b) all Available Funds then on deposit and will distribute the same as follows:

     A. Group 1 Certificates. With respect to the Group 1 Certificates, the Available Funds and Insured Payment relating to such Certificate Group in the following order of priority:

       (i) to the Certificate Insurer, Certificate Group 1's share of the Premium Amount (except during the pendency of a payment default under the Certificate Insurance Policy);

      (ii) to the Class A-1 Certificateholders, an amount equal to the Interest Distribution Amount for the Class A-1 Certificates;

     (iii) to the Class A-1 Certificateholders, an amount equal to the related Group Principal Distribution Amount (excluding any Subordination Increase Amounts included therein); and

      (iv) to the Certificate Insurer, the portion of the Reimbursement Amount relating to Certificate Group 1.


     B. Group 2 Certificates. With respect to the Group 2 Certificates, the Available Funds and Insured Payment relating to such Certificate Group in the following order of priority:

       (i) to the Certificate Insurer, Certificate Group 2's share of the Premium Amount (except during the pendency of a payment default under the Certificate Insurance Policy);

      (ii) to the Holders of the Group 2 Certificates, pro rata without any priority among such Certificates, an amount equal to the respective Interest Distribution Amounts for the classes of Group 2 Certificates;

     (iii) sequentially, to the Holders of the Class A-2 Certificates and the Class A-3 Certificates, an amount equal to the related Group Principal Distribution Amount (excluding any Subordination Increase Amount included therein), until the respective Class Certificate Principal Balances thereof are reduced to zero; and

      (iv) to the Certificate Insurer, the portion of the Reimbursement Amount relating to Certificate Group 2.

     C. Crosscollateralization. On any Distribution Date, to the extent Available Funds and Insured Payments for a Certificate Group are insufficient to make distributions specified above pursuant to (i) - (iv) of the applicable subclause, the Available Funds for the other Certificate Group remaining after making the distributions required to be made pursuant to (i)
- (iv) of the applicable subclause for such Certificate Group, if any, shall be distributed to the extent of such insufficiency in accordance with the priorities for distribution set forth in the subclauses above with respect to the Certificate Group experiencing such insufficiency.

     D. Overcollateralization. On any Distribution Date, to the extent that there are Available Funds for a Certificate Group remaining after making distributions required to be made pursuant to (i) - (iv) of the applicable subclause for such Certificate Group and pursuant to subclause C. above, such amount shall be applied to the Class Certificate Principal Balance of the Certificates in such Certificate Group until the Subordinated Amount for such Certificate Group on such Distribution Date is equal to the Required Subordinated Amount for such Certificate Group on such Distribution Date. Thereafter, any remaining Available Funds for such Certificate Group shall be applied to the other Certificate Group to the extent necessary to provide that the Subordinated Amount for the other Certificate Group on such Distribution Date equals the related Required Subordinated Amount for such Certificate Group and Distribution Date. Any distribution to the Group 2 Certificates pursuant to this subclause D will be made as provided in subclause B (iii) above.

     E. Basis Risk Carryover Amount. After making distributions referred to in subclauses A, B, C and D above, the Trustee shall make distributions to the extent of the Available Funds for either Loan Group, to the Class A-1 Certificateholders, the aggregate Class A-1 Basis Risk Carryover Amount.

     F. Residual Payment. As more fully described in the Pooling and Servicing Agreement, the remaining Available Funds for each Loan Group, if any, for such Distribution Date will be distributed to the Holders of the Residual Certificates.


OVERCOLLATERALIZATION PROVISIONS

     Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, with respect to a Loan Group is to be applied to accelerate payment of principal on the Offered Certificates of the related Certificate Group until the Subordinated Amount for such Certificate Group is equal to the Required Subordinated Amount for such Certificate Group and Distribution Date. This application of the Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the related Mortgage Loan Group, and of increasing the Subordinated Amount for the related Certificate Group.

     The Pooling and Servicing Agreement provides that in the event of a permitted reduction in the Required Subordinated Amount for a Certificate Group, a portion of the amount that would otherwise be distributed as principal to Holders of the Offered Certificates of such Certificate Group on such date shall instead be distributed to the Holders of the Residual Certificates (to the extent not applied to the other Certificate Group). This application of principal has the effect of decelerating the amortization of such Offered Certificates relative to the amortization of the related Mortgage Loan Group, and of reducing the Subordinated Amount for the related Certificate Group.

     The Pooling and Servicing Agreement provides that, on any Distribution Date, all unscheduled collections on account of principal in respect of a Loan Group (other than any such amounts applied to the payment of a Subordination Reduction Amount for the related Certificate Group) during the related Prepayment Period are to be distributed to the Holders of the Offered Certificates of the related Certificate Group on such Distribution Date. If any Mortgage Loan in such Loan Group became a Liquidated Loan during such Prepayment Period, a Realized Loss could result. The Pooling and Servicing Agreement does not contain any provision that requires the amount of any Realized Loss to be distributed to the Holders of the Offered Certificates of the related Certificate Group on the Distribution Date immediately following the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss with respect to a Loan Group would reduce the Subordinated Amount for the related Certificate Group, which, to the extent that such reduction caused the Subordinated Amount for such Certificate Group to be less than the Required Subordinated Amount for such Certificate Group and such Distribution Date, would require the payment of a Subordination Increase Amount for such Certificate Group on such Distribution Date (or, in the event of insufficient Available Funds for the related Loan Group on such Distribution Date, on subsequent Distribution Dates, until such Subordinated Amount equaled the Required Subordinated Amount). The effect of the foregoing is to allocate losses to the Holders of the Residual Certificates by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts that such Holders would otherwise receive. Investors in the Offered Certificates should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no distributions of principal.

     Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment for a Certificate Group under the Certificate Insurance Policy not later than the second two Business Day prior to any Distribution Date as to which the Trustee has determined that an Available Funds Shortfall with respect to the related Loan Group is likely to occur, for the purpose of applying the proceeds of such Insured Payment as a payment of Insured Distribution Amount for such Certificate Group on such Distribution Date.

CROSSCOLLATERALIZATION

     In addition to the use of Net Monthly Excess Cashflow for a Loan Group to pay interest and principal on the related Certificate Group, Net Monthly Excess Cashflow for a Loan Group will be available to pay interest and principal on the other Certificate Group to the extent described under "-- Allocation of Available Funds" above. Furthermore, in addition to the use of Net Monthly Excess Cashflow with respect to a Loan Group to distribute Subordination Increase Amounts on the related Certificate Group, Net Monthly Excess Cashflow will be available to distribute Subordination Increase Amounts on the other Certificate Group.

DEFINITIONS

     The "Accrual Period" for a Distribution Date is (a) in the case of the Group 1 Certificates, the period commencing on the Distribution Date occurring in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date, and (b) in the case of the Group 2 Certificates, the calendar month preceding the month of such Distribution Date.

     The "Available Funds Shortfall" with respect to a Loan Group as of any Distribution Date is an amount equal to the excess of (i) the sum of (a) the Interest Distribution Amount for the related Certificate Group for such Distribution Date and (b) the Subordination Deficit for such Certificate Group and (ii) Available Funds for such Loan Group (net of the related Certificate Group's share of the Premium Amount) for such Distribution Date (but not less than zero).

     The "Carry-Forward Amount" for any Certificate Group as of any Distribution Date equals the sum of (i) the amount, if any, by which (a) the Insured Distribution Amount for such Certificate Group for the immediately preceding Distribution Date exceeded (b) the amount actually distributed to the Holders of each class of Certificates in such Certificate Group on such Distribution Date in respect of such Insured Distribution Amount (including, without limitation, any related Insured Payments (as defined herein)) and
(ii) 30 days' interest on such amount in clause (i) at (a) in the case of the Group 1 Certificates, the applicable Pass-Through Rate for such Distribution Date and (b) in the case of the Group 2 Certificates, at the weighted average of the Pass-Through Rates for the Class A-2 Certificates and the Class A-3 Certificates.

     The "Class A-1 Available Funds Cap" as of any Distribution Date is a per annum rate equal to a fraction, expressed as a percentage, the numerator of which is equal to the excess of (i) the sum of (a) the aggregate amount of interest due on the Group 1 Mortgage Loans on the related Due Date and (b) the Subordination Reduction Amount, if any, for Certificate Group 1 and such Distribution Date, over (ii) the sum of (a) Loan Group 1's share of the Servicing Fee, (b) Loan Group 1's share of the Premium Amount payable to the Certificate Insurer and (c) the Group 1 Available Funds Rate Adjustment for such Distribution Date, and the denominator of which is equal to (1) the Class Certificate Principal Balance of the Class A-1 Certificates for such Distribution Date multiplied by (2) the actual number of days elapsed in the related Accrual Period divided by 360.

     The "Class A-1 Basis Risk Carryover Amount" as of any Distribution Date is equal to the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class A-1 Certificates is based upon the Class A-1 Available Funds Cap, the excess of (i) the amount of interest the Class A-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of One-Month LIBOR and the applicable Class A-1 Margin for such Distribution Date over (ii) the amount of interest payable on the Class A-1 Certificates at the Class A-1 Available Funds Cap for such Distribution Date and (B) the Class A-1 Basis Risk Carryover Amount for all previous Distribution Dates not previously paid pursuant to the "- Allocation of Available Funds" above together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class A-1 Pass-Through Margin for such Distribution Date. The Certificate Insurance Policy does not cover the payment, nor do the ratings assigned to the Class A-1 Certificates address the likelihood of the payment, of any Class A-1 Basis Risk Carryover Amount.

     The "Class A-1 Pass-Through Margin" will equal ____% (__ basis points) per annum until the first Accrual Period after the Optional Termination Date, at which time the Class A-1 Pass-Through Margin will equal ____% (__ basis points) per annum.

     The "Class Certificate Principal Balance" of any class of Offered Certificates, as of any Distribution Date, will be equal to the Class Certificate Principal Balance thereof on the Closing Date (the "Original Class Certificate Principal Balance") minus all distributions in respect of principal allocated thereto on previous Distribution Dates.

     A "Due Period" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs.

     "Excess Proceeds" with respect to any Liquidated Loan, is the amount by which Liquidation Proceeds (as defined herein) in respect of such Liquidated Loan exceeds the sum of (i) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation and (ii) interest at the related Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     The "Excess Subordinated Amount" for a Certificate Group and Distribution Date is the amount, if any, by which (i) the Subordinated Amount for such Certificate Group that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (without giving effect to any reductions in such Subordination Amount attributable to Subordination Reduction Amounts for such Certificate Group on such Distribution Date) exceeds (ii) the Required Subordinated Amount for such Certificate Group and such Distribution Date.

     The "Group 1 Available Funds Rate Adjustment" as of any Distribution Date (a) prior to the thirteenth Distribution Date will equal zero and (b) beginning on the thirteenth Distribution Date will be equal to the product of (i) the Group 1 Stated Principal Balance on such date and (ii) one-twelfth of 0.50% (50 basis points).

     The "Group Principal Distribution Amount" for any Distribution Date and Certificate Group equals the lesser of (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds for the related Loan Group less such Certificate Group's share of the Premium Amount for such Distribution Date and (B) any Insured Payment relating to such Certificate Group over (ii) the related Interest Distribution Amount for such Distribution Date and (b) the sum, without duplication, of (i) the portion of any related Carry-Forward Amount that relates to a shortfall in a distribution of a Subordination Deficit relating to such Certificate Group,
(ii) all scheduled installments of Mortgage Loan principal due during the related Due Period that were received by the Master Servicer on or before the related Determination Date or as to which the Master Servicer made an Advance on the related Master Servicer Advance Date, together with all unscheduled recoveries of principal on the Mortgage Loans received by the Master Servicer during the related Prepayment Period (excluding certain amounts received in respect of scheduled principal on the Mortgage Loans due after the related Due Date), in each case in respect of the related Loan Group, (iii) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that either was purchased or repurchased, as the case may be, by the Seller, the Depositor or the Master Servicer during the related Prepayment Period, (iv) any Substitution Adjustment Amounts delivered by the Seller during the related Prepayment Period in connection with the substitution of Mortgage Loans in the related Loan Group, (v) all Liquidation Proceeds collected by the Master Servicer in respect of the related Loan Group during the related Prepayment Period (to the extent such Liquidation Proceeds are related to principal), (vi) the amount of any Subordination Deficit for such Certificate Group for such Distribution Date, (vii) such Certificate Group's share of the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal) and (viii) the amount of any Subordination Increase Amount for such Certificate Group for such Distribution Date (to the extent of any Net Excess Monthly Cash Flow available for such purpose); minus (ix) the amount of any Subordination Reduction Amount for such Certificate Group for such Distribution Date. In no event will the Group Principal Distribution Amount with respect to any Certificate Group and Distribution Date be less than zero or greater than the then outstanding aggregate Class Certificate Principal Balance of the Certificates in such Certificate Group.

     The "Insured Distribution Amount" for a Certificate Group and Distribution Date is the sum of (i) on each Distribution Date, the Interest Distribution Amount for such Certificate Group (ii) on each Distribution Date, the amount of the Subordination Deficit for such Certificate Group, if any, and (iii) any Preference Amounts, in each case with respect to such Distribution Date.

     An "Insured Payment" for a Certificate Group and Distribution Date is the Available Funds Shortfall for the related Loan Group for such Distribution Date.

     The "Interest Distribution Amount" for any Distribution Date and Certificate Group equals the sum of (i) interest accrued for the related Accrual Period on the Class Certificate Principal Balance of each class of Certificates in such Certificate Group at the applicable Pass-Through Rate, as reduced by the sum of (a) Prepayment Interest Shortfalls in the related Loan Group, if any, for such Distribution Date to the extent not covered by one-half of the applicable portion of the Servicing Fee as described above under "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans" and (b) shortfalls resulting from the Soldiers' and Sailors' Civil Relief Act of 1940 ("Relief Act Shortfalls")in the related Loan Group and (ii) that portion of the Carry-Forward Amount relating to a shortfall (other than a Prepayment Interest Shortfall or Relief Act Shortfall) in a distribution of an Interest Distribution Amount in respect of such Certificate Group. The Interest Distribution Amount is calculated on the basis of (a) in the case of the Group 1 Certificates, a 360-day year and the actual number of days elapsed during the related Accrual Period and (b) in the case of the Group 2 Certificates, a 360-day year consisting of twelve 30-day months.

     The "Loan Group Stated Principal Balance" of a Loan Group as of any date is the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of such date.

     The "Net Monthly Excess Cashflow" for any Loan Group and Distribution Date equals the amount, if any, by which (i) the Available Funds for such Loan Group and Distribution Date (less the related Certificate Group's share of the Premium Amount for such Distribution Date) exceeds (ii) the sum of (a) the aggregate Interest Distribution Amount for such Certificate Group and Distribution Date plus the amount described in clause (b) of the definition of Group Principal Distribution Amount for such Certificate Group (calculated for this purpose without regard to any Subordination Increase Amount for such Certificate Group or portion thereof included therein) and (b) any Reimbursement Amount relating to such Certificate Group owed to the Certificate Insurer.

     The "Pass-Through Rate" as to the Class A-1 Certificates for any Distribution Date shall be the per annum rate equal to the least of (i) the sum of (a) One-Month LIBOR (as defined in "--Calculation of One-Month LIBOR" below) and (b) the applicable Class A-1 Pass-Through Margin, (ii) the
Class A-1 Available Funds Cap for such Distribution Date and (iii) _____% per annum (the "Group 1 Fixed Rate Cap"). The Pass-Through Rate for each class of Group 2 Certificates for any Distribution Date will be as set forth on the cover page hereof.

     The "Premium Amount" allocable to a Certificate Group and payable to the Certificate Insurer on any Distribution Date (commencing with the second Distribution Date) equals one-twelfth of the product of a per annum rate (the "Premium Percentage") set forth in the Insurance Agreement and the aggregate Class Certificate Principal Balance of the related Offered Certificates for such Distribution Date; provided, however, that for any Distribution Date on which a Certificate Insurer Default has occurred and is continuing, the Premium Amount will be equal to zero.

     A "Principal Prepayment" with respect to any Distribution Date is any mortgagor payment or other recovery of principal on a Mortgage Loan (including all proceeds allocable to principal of any Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by the Master Servicer) that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Pool Stated Principal Balance" as of any date is the aggregate Stated Principal Balance of the Mortgage Loans in all Loan Groups as of such date.

     A "Realized Loss" (i) with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Loan") is the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related Advances, expenses and Servicing Fees) towards interest and principal owing on such Liquidated Loan and (ii) with respect to certain Mortgage Loans the principal balances or the scheduled payments of principal and interest of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction.

     The "Reimbursement Amount" for a Certificate Group as of any Distribution Date is the amount of all Insured Payments relating to such Certificate Group made by the Certificate Insurer pursuant to the Certificate Insurance Policy and certain other amounts owed in respect of such Certificate Group to the Certificate Insurer pursuant to the Insurance Agreement (together with interest thereon at the Late Payment Rate (as defined in the Insurance Agreement) that have not been previously repaid as of such Distribution Date.

     The "Required Subordinated Amount" for a Certificate Group as of any Distribution Date will initially equal a percentage, calculable in accordance with the Pooling and Servicing Agreement and the Insurance and Indemnity Agreement dated as of November 1, 1996 (the "Insurance Agreement") among the Certificate Insurer, the Depositor, Countrywide Home Loans, Inc. and the Trustee, of the Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group. The Pooling and Servicing Agreement and Insurance Agreement generally provide that the Required Subordinated Amount for a Certificate Group may, over time, decrease or increase, subject to certain floors, caps and triggers.

     The "Stated Principal Balance" of any Mortgage Loan or related REO Property equals (i) as of the Cut-off Date and each day thereafter to and including the first Distribution Date, the Cut-off Date Principal Balance thereof, and (ii) as of any Distribution Date after the first Distribution Date, such Cut-off Date Principal Balance minus the sum of (a) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the immediately preceding Distribution Date which were received by the Master Servicer as of the close of business on the Determination Date related to such preceding Distribution Date or with respect to which Advances were made on the Master Servicer Advance Date prior to such preceding Distribution Date, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Liquidation Proceeds to the extent applied by the Master Servicer as recoveries of principal with respect to such Mortgage Loan or REO Property, which were received by the Master Servicer as of the close of business on the Determination Date related to such preceding Distribution Date, and (c) any Realized Loss with respect thereto applied prior to the close of business on the Determination Date relating to such preceding Distribution Date; provided, however, that the Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Loan will be zero immediately following the Distribution Date that follows the Prepayment Period in which such Mortgage Loan becomes a Liquidated Loan.

     The "Subordinated Amount" for a Certificate Group with respect to any Distribution Date is the amount (not less than zero), if any, by which (i) the related Loan Group Stated Principal Balance immediately following such Distribution Date exceeds (ii) the aggregate Class Certificate Principal Balance of the related Certificates as of such Distribution Date after giving effect to the payment of the Group Principal Distribution Amount for such Certificate Group on such Distribution Date.

     A "Subordination Deficiency Amount" for a Certificate Group with respect to any Distribution Date is the amount, if any, by which the Required Subordinated Amount for such Certificate Group as of such Distribution Date exceeds the Subordinated Amount for such Certificate Group as of such Distribution Date before taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

     A "Subordination Deficit" for a Certificate Group with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Class Certificate Principal Balance of the related Certificates as of such Distribution Date, after giving effect to the payment of the Group Principal Distribution Amount for such Certificate Group on such Distribution Date (except for any payment to be made as to principal constituting a related Insured Payment), exceeds (ii) the related Loan Group Stated Principal Balance immediately following such Distribution Date.

     A "Subordination Increase Amount" for a Certificate Group with respect to any Distribution Date is the lesser of (a) the Subordination Deficiency Amount for such Certificate Group as of such Distribution Date (after taking into account the payment of the related Group Principal Distribution Amount on such Distribution Date (other than any Subordination Increase Amount for such Certificate Group)) and (b) the amount of Net Monthly Excess Cashflow for the related Loan Group on such Distribution Date.

     The "Subordination Reduction Amount" for a Certificate Group with respect to any Distribution Date equals the lesser of (i) the Excess Subordinated Amount for such Certificate Group for such Distribution Date and
(ii) the sum, without duplication, of the amounts specified in clauses
(b)(ii) through (v) and (vii) of the definition of "Principal Distribution Amount" above.

     The "Substitution Adjustment Amount" as of the date of substitution by the Seller of one or more Replacement Mortgage Loans for one or more Mortgage Loans that are removed from a Loan Group equals the amount (if any) by which the aggregate principal balance of such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the scheduled principal portion of the monthly payments due in the month of substitution) of all such removed Mortgage Loans.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Group 1 Certificates (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period for the Group 1 Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor, Countrywide or any successor Master Servicer.

     On each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Group 1 Certificates will be established by the Trustee as follows:

     (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

     (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Group 1 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will forward to each Certificateholder, the Master Servicer, the Depositor and the Certificate Insurer a statement generally setting forth, among other information:

       (i) the amount of the related distribution to Holders of each Class of Offered Certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, and (B) the aggregate of all scheduled payments of principal included therein;

      (ii) the amount of such distribution to Holders of each Class of Offered Certificates allocable to interest;

     (iii) the amount of any Insured Payment for a Certificate Group included in the amounts distributed to each Class of Offered
Certificateholders on such Distribution Date;

      (iv)  the Carry-Forward Amount for each Certificate Group;

       (v) the Class Certificate Principal Balance of each Class of Offered Certificates after giving effect to the distribution of principal on such Distribution Date;

      (vi) the Pool Stated Principal Balance and the Loan Group Stated Principal Balance for each Loan Group for the following Distribution Date;

     (vii) the Required Subordinated Amount for each Certificate Group and the Subordinated Amount for each Certificate Group as of such Distribution Date;

    (viii) the related amount of the Servicing Fee for each Loan Group paid to or retained by the Master Servicer;

      (ix) the Pass-Through Rate for the Class A-1 Certificates for such Distribution Date;

       (x) the amount of Advances for each Loan Group included in the distribution to the related Certificate Group on such Distribution Date;

      (xi) the number and aggregate principal amounts of Mortgage Loans in each Loan Group (A) delinquent (exclusive of Mortgage Loans in foreclosure)
(1) 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, and (B) in foreclosure and delinquent (1) 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

     (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number, Stated Principal Balance and Loan Group of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

    (xiii) the total number and principal balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date;

     (xiv) the aggregate Stated Principal Balance of all Liquidated Loans in each Loan Group and the aggregate of all Realized Losses relating thereto;

      (xv) with respect to any Liquidated Loan, the loan number, Loan Group Stated Principal Balance and Realized Losses relating thereto; and

     (xvi) the amount of any Subordination Deficiency Amount for each Certificate Group after giving effect to the distribution of principal on such Distribution Date.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee, without the consent of Certificateholders but only with the consent of the Certificate Insurer, for any of the purposes set forth under "The Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee with the consent of the Certificate Insurer and the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class.


OPTIONAL TERMINATION

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates, subject to the Pool Stated Principal Balance of the Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of Cut-off Date Pool Principal Balance thereof (the "Optional Termination Date"). Any such purchase of Mortgage Loans requires the consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy. In the event that the Master Servicer does not exercise this option and the Certificate Insurer did not refuse consenting to such option, the Certificate Insurer will have the option to purchase, in whole, the Mortgage Loans and REO Properties, if any, remaining in the Trust Fund on any such Distribution Date. In the event such option is exercised by the Master Servicer or the Certificate Insurer, the repurchase will be made at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate (or, if such option is exercised by the Master Servicer, at the applicable Net Mortgage Rate), (ii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) and (iii) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances, in each case previously incurred by the Master Servicer in the performance of its servicing obligations. Proceeds from such repurchase will be included in Available Funds and will be distributed to the Certificateholders. Any repurchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trust Fund at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

EVENTS OF DEFAULT; MASTER SERVICER TERMINATION TRIGGER EVENT

     Events of Default will consist of: (i) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after written notice of such failure shall have been given to the Master Servicer by the Trustee, the Certificate Insurer or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; (ii) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, the Certificate Insurer or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or (iii) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. A "Master Servicer Termination Trigger Event" will occur if certain loss or delinquency levels are exceeded with respect to the Mortgage Loans, as described in the Insurance Agreement. As of any date of determination, (i) Holders of the Offered Certificates will be allocated a percentage of all of the Voting Rights equal to 100% minus the fraction (expressed as a percentage) whose numerator is the sum of the Required Subordinated Amounts for each Certificate Group on such date and whose denominator is the Pool Stated Principal Balance on such date and (ii) Holders of the Residual Certificates will in the aggregate be allocated all of the remaining Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

RIGHTS UPON EVENT OF DEFAULT OR MASTER SERVICER TERMINATION TRIGGER EVENT

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the Certificate Insurer or the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates (with the prior written consent of the Certificate Insurer), terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. If a Master Servicer Termination Trigger Event occurs, the Trustee shall, but only upon receipt of written instructions from the Certificate Insurer, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans as described in the preceding sentence. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

     No Certificateholder, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such Holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, the Certificate Insurer shall have consented thereto and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Countrywide may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, 12 E., New York, New York 10286, Attention:
Corporate Trust Window or at such other addresses as the Trustee may designate from time to time.

THE FINANCIAL GUARANTY INSURANCE POLICY

     The following information has been supplied by MBIA Insurance Corporation for inclusion herein.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Offered Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as defined below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the related Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form reasonably satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the related Offered Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount (as defined below) is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as the Certificate Insurer's fiscal agent or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Certificate Insurer's Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

     As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement or the Certificate Insurer is located are authorized or obligated by law or executive order to close.

     "Deficiency Amount" means, with respect to a Certificate Group as of any Distribution Date, the Available Funds Shortfall for the related Loan Group.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "Owner" means each Holder (as defined in the Pooling and Servicing Agreement) of any Offered Certificate who, on the applicable Distribution Date, is entitled under the terms of the Offered Certificates to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the related Offered Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify in writing to the Trustee.

     The Certificate Insurance Policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Offered Certificates.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulations under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limited classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1995 and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the nine months ended September 30, 1996 and for the periods ending September 30, 1996 and September 30, 1995 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP").


                                                                                SAP
                                                            December 31, 1995          September 30, 1996
                                                                (Audited)                  (Unaudited)
                                                                             (IN MILLIONS)
     Admitted Assets  . . . . . . . . . . . . . . . . . .        $3,814                       $4,348
     Liabilities  . . . . . . . . . . . . . . . . . . . .         2,540                        2,911
     Capital and Surplus  . . . . . . . . . . . . . . . .         1,274                        1,437



                                                           GAAP
                                      December 31, 1995            September 30, 1996
                                          (Audited)                    (Unaudited)
                                                         (IN MILLIONS)
    Admitted Assets  . . . . . .          $4,463                        $4,861
    Liabilities  . . . . . . . .           1,937                         2,161
    Shareholder's Equity . . . .           2,526                         2,700


     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom.

     Moody's Investors Service ("Moody's") rates the claims paying ability of the Insurer "Aaa."

     Standard & Poor's Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc. ("S&P"), rates the claims paying ability of the Certificate Insurer "AAA."

     Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Offered Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Offered Certificates. The Insurer does not guaranty the market price of the Offered Certificates nor does it guaranty that the ratings on the Offered Certificates will not be revised or withdrawn.

RIGHTS OF THE CERTIFICATE INSURER

     The Pooling and Servicing Agreement provides that the Trustee is permitted to distribute Insured Payments only for purposes of paying the Holders of the Offered Certificates any Insured Distribution Amount for which a claim was made to the Certificate Insurer.

     In the event an Insured Payment is made, the Certificate Insurer, until all such Insured Payments have been fully reimbursed, will be entitled to receive the Reimbursement Amount. However, the Certificate Insurer will not be entitled to reimbursement on any Distribution Date unless on such Distribution Date the Certificate Insurer shall have paid all amounts required to have been paid by it under the Certificate Insurance Policy on or prior to such Distribution Date.

     Provided no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to direct certain actions of the Master Servicer and Trustee and shall control all Certificateholder consents, approvals and directions under the Pooling and Servicing Agreement.

     The Certificate Insurance Policy does not guarantee to the Holders of the Offered Certificates any specified rate of Principal Prepayments.


                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


GENERAL

     The effective yields to the holders of the Group 2 Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a Business Day, the following Business Day) of the month following the month in which interest accrues on the Group 2 Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Each Accrual Period for the Class A-1 Certificates will consist of the actual number of days elapsed from the 25th day of the month preceding the month of the applicable Distribution Date (or, in the case of the first Accrual Period, from the Closing Date) through the 24th day of the month of such Distribution Date.


INTEREST RATE FLUCTUATIONS

     The yield to investors on the Class A-1 Certificates will be sensitive to, among other things, the level of One-Month LIBOR, the level of the Mortgage Index on each Interest Determination Date and to the additional limitations specified herein affecting the Pass-Through Rate for the Class A-1 Certificates. As described herein, the Pass-Through Rate for the Class A-1 Certificates may in no event exceed the lesser of _____% and the applicable Class A-1 Available Funds Cap, which depends, in large part, on the Net Mortgage Rates of the Group 1 Mortgage Loans in effect during the preceding calendar month. Disproportionate principal payments (whether resulting from full or partial prepayments) on Group 1 Mortgage Loans having Net Mortgage Rates higher or lower than the Pass-Through Rate for the Class A-1 Certificates (as calculated solely pursuant to clauses (i) and (ii) of the definition of "Pass-Through Rate" for the Class A-1 Certificates herein) could therefore affect the yield on such Certificates. In particular, the yield to maturity of the Class A-1 Certificates could be lower than that otherwise produced if disproportionate principal payments (including prepayments) are made on Group 1 Mortgage Loans having Net Mortgage Rates that exceed the related Pass-Through Rate. Although each of the Group 1 Mortgage Loans bears interest at an adjustable rate, the interest rate on a majority of such Mortgage Loans will not adjust for two years, and thereafter, adjustments to such rate is subject to a Periodic Rate Cap and a Maximum Mortgage Rate. If the Mortgage Index changes substantially between Adjustment Dates, the adjusted Mortgage Rate on a related Mortgage Loan may not equal the Mortgage Index plus the related Gross Margin due to the constraint of such caps. In such event, the related Net Mortgage Rate will be less than would have been the case in the absence of such caps.

     Although the Mortgage Rates on the ARMs also are subject to adjustment, the Mortgage Rates adjust less frequently than the Class A-1 Pass-Through Rate and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-1 Certificates. In addition, the Mortgage Rate applicable to the Group 1 Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a Group
1 Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Class A-1 Available Funds Cap. See "The Mortgage Pool" herein.

     Although the Pooling and Servicing Agreement provides a mechanism to pay any Class A-1 Basis Risk Carryover Amount, there is no assurance that funds will be available to pay such amount. In addition, the Certificate Insurance Policy will not cover the payment of, and the ratings assigned to the Class A-1 Certificates do not address the likelihood of the payment of, any such amount.

     The extent to which the yield to maturity of a Offered Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of a Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.


DEFAULTS AND DELINQUENT PAYMENTS

     The yield to maturity of the Offered Certificates will be sensitive to defaults and delinquent payments on the Mortgage Loans. If a purchaser of a Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred and not covered by the Certificate Insurance Policy, its actual yield to maturity will be lower than that so calculated and could, in the event of substantial losses, be negative. The timing of Realized Losses that are not covered by payments under the Certificate Insurance Policy will also affect an investor's actual yield to maturity even if the rate of defaults and severity of such losses are consistent with an investor's expectations. Realized Losses will reduce the Available Funds for the related Loan Group which, if not covered by Net Monthly Excess Cashflow from the other Loan Group, will slow the amortization of the related Offered Certificates. A draw on the Certificate Insurance Policy in respect of principal will not be made unless a Subordination Deficit exists. Thus, Holders of the Offered Certificates may not receive reimbursement for Realized Losses in the month following the occurrence of such losses. However, such Holders are entitled to receive ultimate reimbursement for Realized Losses under the Certificate Insurance Policy. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans are underwritten in accordance with standards less stringent than those generally acceptable to FNMA and FHLMC with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with FNMA and FHLMC standards.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rates of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to, among other things, the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans (which, in the case of the Group 1 Mortgage Loans, will change periodically to accommodate adjustments to the Mortgage Rates) and by the rate of Principal Prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Mortgage Loans due to defaults, casualties and condemnations and (iii) repurchases by Countrywide or the Master Servicer). The Mortgage Loans may be prepaid by the mortgagors at any time; however, with respect to approximately 47.27% and 23.12% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans (by Loan Group Stated Principal Balance as of the Cut-off Date), respectively, a prepayment charge may apply to full prepayments by borrowers during the first five years after origination under the limited circumstances described above under "The Mortgage Pool--General." Increases in the required monthly payments on the Mortgage Loans in excess of those assumed in underwriting such Mortgage Loans may result in a default rate higher than that which may have been experienced had the Mortgage Loans borne fixed interest rates. The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

     Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group (including any optional purchase by Countrywide or the Master Servicer of a defaulted Mortgage Loan or any purchase by the Master Servicer or the Certificate Insurer of the remaining Mortgage Loans and REO Property in such Loan Group in connection with the optional termination of the Trust Fund) will, subject to certain conditions, result in distributions to the related Offered Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of Principal Prepayments.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans in Loan Group 2 or the Mortgage Rates on the 2/28 Mortgage Loans prior to their first Adjustment Dates, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans in Loan Group 2 would generally be expected to decrease.

     All of the Group 1 Mortgage Loans are adjustable rate mortgage loans ("ARMs"). The rate of principal prepayments with respect to ARMs has fluctuated in recent years. As is the case with conventional fixed-rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" lower fixed interest rates. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the 2/28 Mortgage Loans may experience prepayments at rates which differ from the other ARMs. Finally, the delinquency and loss experience of the ARMs may differ from that on the fixed rate Mortgage Loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. If such different experience were to occur, the prepayment experience on the Class A-1 Certificates may differ from that on the other Classes of Offered Certificates.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the Pooling and Servicing Agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of such Certificates. Unless and until the Subordinated Amount equals the Required Subordinated Amount for a Certificate Group, Net Monthly Excess Cashflow will be applied as distributions of principal of the Offered Certificates in such Certificate Group, thereby reducing the weighted average lives thereof. The actual Subordinated Amount for a Certificate Group may change from Distribution Date to Distribution Date producing uneven distributions of Net Monthly Excess Cash Flow. There can be no assurance as to when or whether any Subordinated Amount will equal the related Required Subordinated Amount.

     Net Monthly Excess Cashflow generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Offered Certificates, the premium for the Policy and certain Trust Fund expenses. Mortgage Loans with higher Net Mortgage Rates will contribute more interest to the Net Monthly Excess Cashflow. Mortgage Loans with higher Net Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Net Mortgage Rates in response to a given change in market interest rates. Any such disproportionate prepayments of Mortgage Loans in a Loan Group with higher Net Mortgage Rates may adversely affect the amount of Net Monthly Excess Cashflow available to make accelerated payments of principal of the Offered Certificates in the related Certificate Group.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates in a Certificate Group may vary significantly over time and, in the case of the Group 2 Certificates, from class to class.

LIMITATION ON ADJUSTMENTS

     Although each of the Mortgage Loans in Loan Group 1 bears interest at an adjustable Mortgage Rate, a majority of the Mortgage Rates will not adjust for two years. In addition, the adjustments of the Mortgage Rate for any such Mortgage Loan will not exceed the Periodic Rate Cap, and the Mortgage Rate will in no event exceed the Maximum Mortgage Rate for such Mortgage Loan, regardless of the level of interest rates generally or the rate otherwise produced by adding the Index and the Gross Margin. In addition, such adjustments will be subject to rounding to the nearest one-eighth of 1%. Substantially all of the ARMs were originated at rates that were lower than the sum of the then-applicable Mortgage Index and the related Gross Margin. Such Mortgage Loans are more likely to be subject to the applicable Periodic Rate Cap on their first, and possibly subsequent, Adjustment Dates.


ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K to be dated November __, 1996. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE GROUP 2 CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments on the Group 2 Mortgage Loans on the weighted average lives of the Group 2 Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Group 2 Mortgage Loans.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected by the rate at which principal on the Mortgage Loans in the related Loan Group is paid. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of the Mortgage Loans). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Group 2 Mortgage Loans. 100% of the Prepayment Model assumes prepayment rates of _____% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional _____% per annum in each month thereafter until the ___th month. Beginning in the _____th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of _____% per annum.

     As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Group 2 Mortgage Loans; "100% of the Prepayment Model" assumes the Group 2 Mortgage Loans will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; "175% of the Prepayment Model" assumes the Group 2 Mortgage Loans will prepay at rates equal to 175% of the Prepayment Model assumed prepayment rates; "250% of the Prepayment Model" assumes the Group 2 Mortgage Loans will prepay at rates equal to 250% of the Prepayment Model assumed prepayment rates; and "350% of the Prepayment Model" assumes the Group 2 Mortgage Loans will prepay at rates equal to 350% of the Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayments on the Group 2 Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

     The tables set forth below assume that there are no delinquencies on the Mortgage Loans and that there will be a sufficient Available Funds to distribute interest on the Group 2 Certificates and the Group Principal Distribution Amount to the Group 2 Certificateholders then entitled thereto.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Group 2 Mortgage Loans are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model set forth in the tables; (ii) the Master Servicer does not exercises its right of optional termination described above; (iii) the Group 2 Mortgage Loans will, as of the Cut-off Date, have the characteristics set forth below under "Assumed Group
2 Mortgage Loan Characteristics"; and (iii) a servicing fee of 0.50% per annum will be paid to the Master Servicer. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                                   ASSUMED GROUP 2 MORTGAGE LOAN CHARACTERISTICS

                                                                             REMAINING                   ORIGINAL
                                                                              TERM TO                      TERM
                                  CURRENT                                  MATURITY (MONTHS)                TO
                                                                                                         MATURITY
       Mortgage              PRINCIPAL BALANCE                                                           (MONTHS)
         LOANS                                           MORTGAGE
                                                           RATE
1/(1)/  . . . . . . .                     $                  %
2 . . . . . . . . . .                     $                  %
3 . . . . . . . . . .                     $                  %
4 . . . . . . . . . .                     $                  %
5 . . . . . . . . . .                     $                  %
6 . . . . . . . . . .                     $                  %
7 . . . . . . . . . .                     $                  %
     Total  . . . . .                     $

________
(1)


     Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual Group 2 Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Initial Class Certificate Principal Balance for the Class A-2 Certificates and the Class A-3 Certificates outstanding and weighted average lives of the Class A-2 Certificates and Class A-3 Certificates set forth in the tables. In addition, since the actual Group 2 Mortgage Loans and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A-2 Certificates and Class A-3 Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that the Group 2 Mortgage Loans will prepay at any constant percentage of the Prepayment Model to maturity or that all the Group 2 Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Group 2 Mortgage Loans (which include recently originated Mortgage Loans) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Group 2 Mortgage Loans is the same as the weighted average remaining term to maturity of the Assumed Group 2 Mortgage Loan Characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the percentage of the Initial Class Certificate Principal Balance of the Class A-2 Certificates and the Class A-3 Certificates that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model and the corresponding weighted average lives of the Class A-2 Certificate and Class A-3 Certificates.

   PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:

                                                           Prepayments (% of Prepayment Model)
					----------------------------------------------------------------------------
                                          0%              100%            175%             250%             300%
					-------	        --------	--------	---------	 -----------
Initial Percentage  . . . . . .               100             100             100              100               100


Weighted Average Life (years)(1)

___________________________
(1) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the initial Class Certificate Principal Balance of the Class A-2 Certificates.

   PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-3
              CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                      PREPAYMENT MODEL SET FORTH BELOW:

                                                           Prepayments (% of Prepayment Model)
					----------------------------------------------------------------------------
                                          0%              100%            175%             250%             300%
					-------	        --------	--------	---------	 -----------
Initial Percentage  . . . . . .               100             100             100              100               100


Weighted Average Life (years)(1)



Weighted Average
Life (years)(1) . .

___________________________
(1) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-3 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the initial Class Certificate Principal Balance of the Class A-3 Certificates.

                               USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.


                       FEDERAL INCOME TAX CONSEQUENCES


     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Offered Certificates will constitute "regular interests" in the REMICs and the Residual Certificates will constitute the sole class of "residual interests" in the REMICs.


ORIGINAL ISSUE DISCOUNT

     The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Model. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

     The Offered Certificates may be treated as being issued at a premium. In such case, the Offered Certificateholders may elect under Section 171 of the Code to amortize such premium under the constant yield method and to treat such amortizable premium as an offset to interest income on the Certificates. Such election, however, applies to all the Certificateholder's debt instruments acquired on or after the first taxable year in which the election is first made, and should only be made after consulting with a tax adviser.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, such Certificateholder will be permitted to offset such amounts only against the respective future income, if any, from such Certificate. Although the tax treatment is uncertain, a Certificateholder may be permitted to deduct a loss to the extent that such Holder's respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Holder is entitled, assuming no further Principal Prepayments of the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.


SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

     As is described more fully under "Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(5)(A) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Offered Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or Trustee in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund first with amounts otherwise distributable to the Holders of Certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMIC Certificates" in the Prospectus.


                                 STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                             ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted to Prudential Securities, Incorporated an administrative exemption (Prohibited Transaction Exemption 90-32; Exemption Application No. D-8145, 55 Fed. Reg. 23147 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of the McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

     (4)  the trustee must not be an affiliate of any other member of the


Restricted Group (as defined below);

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

       (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover,   the   Exemption   provides   relief   from   certain   self-
dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by either Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor, Prudential Securities Incorporated and Countrywide Securities Corporation (an affiliate of the Depositor and the Seller and Master Servicer and, together with Prudential Securities Incorporated, the "Underwriters"), the Depositor has agreed to sell the Offered Certificates to the Underwriters, and the Underwriters have respectively agreed to purchase from the Depositor the respective initial Class Certificate Principal Balance of Offered Certificates from the Depositor set forth below.

													    CLASS CERTIFICATE
                                     CLASS CERTIFICATE            CLASS CERTIFICATE PRINCIPAL              PRINCIPAL BALANCE
                                PRINCIPAL BALANCE OF CLASS            BALANCE OF CLASS A-2                   OF CLASS A-3
UNDERWRITERS                         A-1 CERTIFICATES                     CERTIFICATES                        CERTIFICATES
				--------------------------	------------------------------		-----------------------

Prudential Securities
Incorporated  . . . . .         $                                 $                                  $
Countrywide Securities
Corporation . . . . . .         $                                 $                                  $
Total . . . . . . . . .         $                                 $                                  $


     The Depositor has been advised by each Underwriter that it intends to make a market in the Offered Certificates, but neither Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

      to buy any of the securities
 offered hereby in any state to any
 person to whom it is unlawful to make
 such offer or solicitation in such
 state. The delivery of this Prospectus         Asset-Backed Certificates,
 Supplement and the Prospectus at any                 Series 1996-1
 time does not imply that the
 information contained herein or
 therein is correct as of any time                 ____________________
 subsequent to the date hereof.
            TABLE OF CONTENTS                     PROSPECTUS SUPPLEMENT

                                    Page           --------------------
                                    ____
          Prospectus Supplement     S-5

 Summary of Terms  . . . . . . . .  S-5
 Risk Factors  . . . . . . . . .   S-13
 The Mortgage Pool . . . . . . .   S-16
 Servicing of the Mortgage Loans   S-33
 Description of the Certificates   S-38
 Yield, Prepayment and Maturity                [PRUDENTIAL SECURITIES LOGO]
 Considerations  . . . . . . . . .  S-59
 Use of Proceeds . . . . . . . . .  S-66
 Federal Income Tax Consequences .  S-66
 State Taxes . . . . . . . . . . .  S-67
 ERISA Considerations  . . . . . .  S-67
 Method of Distribution  . . . . .  S-69
 Legal Matters . . . . . . . . . .  S-70
 Ratings . . . . . . . . . . . . .  S-70
 Experts . . . . . . . . . . . . .  S-70
 Index of Defined Terms  . . . . .  S-71
 Annex I . . . . . . . . . . . . .  S-75

               Prospectus
 Prospectus Supplement or Current
 Report on Form 8-K  . . . . . . . .   2     [COUNTRYWIDE SECURITIES LOGO]
 Available Information . . . . . . .   2
 Incorporation of Certain Documents by
 Reference . . . . . . . . . . . .     2
 Reports to Securityholders  . . .     3
 Summary of Terms  . . . . . . . .     4
 Risk Factors  . . . . . . . . . .    11
 The Trust Fund  . . . . . . . . . .  17
 Use of Proceeds . . . . . . . . . .  21
 The Depositor . . . . . . . . . . .  22
 Loan Program  . . . . . . . . . . .  22
 Description of the Securities . .    24
 Credit Enhancement  . . . . . . .    38
 Yield and Prepayment Considerations  43
 The Agreements  . . . . . . . . . .  45
 Certain Legal Aspects of the Loans   57
 Federal Income Tax Consequences .    71
 State Tax Considerations  . . . .    90
 ERISA Considerations  . . . . . .    90
 Legal Investment  . . . . . . . .    93		November _____, 1996
 Method of Distribution  . . . . . .  94
 Legal Matters . . . . . . . . . . .  95
 Financial Information   . . . . .    95
 Rating  . . . . . . . . . . . . .    95
 Index of Defined Terms  . . . . .    97